                                                                     EXHIBIT 4.1


===============================================================================




                                  $117,573,000

              13 3/4% SERIES C SENIOR SUBORDINATED NOTES DUE 2001

                                      AND

              13 3/4% SERIES D SENIOR SUBORDINATED NOTES DUE 2001

                                   INDENTURE

                                    BETWEEN

                          TRANSTEXAS GAS CORPORATION,
                                   AS ISSUER

                                      AND

                                 BANK ONE, NA,
                                   AS TRUSTEE


                           DATED AS OF JUNE 13, 1997


===============================================================================

                             CROSS-REFERENCE TABLE

     TIA                                                                                 INDENTURE
   SECTION                                                                                SECTION
   -------                                                                               ---------
310(a)(1)                                                                                 7.10
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
     (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.08; 7.10
     (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
311(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
     (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
     (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
312(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.05
     (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14.03
     (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14.03
313(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
     (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
     (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
     (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06; 14.02
     (d)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
314(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.08; 14.02
     (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.03(b)
     (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.02; 7.02; 14.04
     (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.02; 14.04
     (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (d)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12.03(b); 12.04(b)
     (e)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14.05
     (f)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
315(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(b)
     (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.05; 14.02
     (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(a)
     (d)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.11; 7.01(c)
     (e)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.13
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.09
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.11
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.12
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
     (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.12; 6.08
     (c)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10.05
317(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.03
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.04
     (b)    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.04
318(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14.01

--------------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                                    TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I

                                        DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . .   1
         Section 1.1      Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          ------------
         Section 1.2      Incorporation by Reference of TIA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ----------------------------------
         Section 1.3      Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ----------------------

                                                        ARTICLE II

                                                      THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.1      Form and Dating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ---------------
         Section 2.2      Execution and Authentication. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          -----------------------------
         Section 2.3      Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          --------------------------
         Section 2.4      Paying Agent to Hold Assets in Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ------------------------------------
         Section 2.5      Securityholder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          --------------------
         Section 2.6      Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ---------------------
         Section 2.7      Replacement Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ----------------------
         Section 2.8      Outstanding Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ----------------------
         Section 2.9      Treasury Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          -------------------
         Section 2.10     Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          --------------------
         Section 2.11     Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ------------
         Section 2.12     Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          --------
         Section 2.13     Computation of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -----------------------

                                                       ARTICLE III

                                                        REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.1      Right of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          -------------------
         Section 3.2      Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ------------------
         Section 3.3      Selection of Securities to Be Redeemed. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          --------------------------------------
         Section 3.4      Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          --------------------
         Section 3.5      Effect of Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ------------------------------
         Section 3.6      Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ---------------------------
         Section 3.7      Securities Redeemed in Part.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ---------------------------

                                                        ARTICLE IV

                                                        COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.1      Payment of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ---------------------
         Section 4.2      Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          -------------------------------
         Section 4.3      Limitation on Restricted Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ---------------------------------
         Section 4.4      Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          -------------------
         Section 4.5      Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ---------------------------------
         Section 4.6      Maintenance of Properties and Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ---------------------------------------
         Section 4.7      Compliance Certificate; Notice of Default.  . . . . . . . . . . . . . . . . . . . . . . . .  30
                          -----------------------------------------
         Section 4.8      SEC Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          -----------
         Section 4.9      Limitation on Status as Investment Company or Public Utility Company. . . . . . . . . . . .  31
                          --------------------------------------------------------------------
         Section 4.10     Limitation on Transactions with Related Persons.  . . . . . . . . . . . . . . . . . . . . .  31
                          -----------------------------------------------

         Section 4.11     Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital
                          ----------------------------------------------------------------------------------
                          Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          -----
         Section 4.12     Limitations on Restricting Subsidiary Dividends . . . . . . . . . . . . . . . . . . . . . .  34
                          -----------------------------------------------
         Section 4.13     Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -------------------
         Section 4.14     Limitation on Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -------------------------
         Section 4.15     Waiver of Stay, Extension or Usury Laws.  . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          ---------------------------------------
         Section 4.16     Limitation on Ranking of Future Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          ------------------------------------
         Section 4.17     Restriction on Sale and Issuance of Subsidiary Stock. . . . . . . . . . . . . . . . . . . .  38
                          ----------------------------------------------------
         Section 4.18     Limitations on Line of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          -------------------------------
         Section 4.19     Separate Existence and Formalities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ----------------------------------
         Section 4.20     Rating. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ------
         Section 4.21     TTXD Spinoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ------------

                                                        ARTICLE V

                                                  SUCCESSOR CORPORATION   . . . . . . . . . . . . . . . . . . . . . .  40
         Section 5.1      When the Company May Merge, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          -------------------------------
         Section 5.2      Successor Corporation Substituted.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          ---------------------------------

                                                        ARTICLE VI

                                              EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . .  41
         Section 6.1      Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          -----------------
         Section 6.2      Acceleration of Maturity Date; Rescission and Annulment.  . . . . . . . . . . . . . . . . .  43
                          -------------------------------------------------------
         Section 6.3      Collection of Indebtedness and Suits for Enforcement by Trustee.  . . . . . . . . . . . . .  43
                          ---------------------------------------------------------------
         Section 6.4      Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          --------------------------------
         Section 6.5      Trustee May Enforce Claims Without Possession of Securities.  . . . . . . . . . . . . . . .  44
                          -----------------------------------------------------------
         Section 6.6      Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          ----------
         Section 6.7      Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          -------------------
         Section 6.8      Unconditional Right of Holders to Receive Principal, Premium and Interest.  . . . . . . . .  45
                          -------------------------------------------------------------------------
         Section 6.9      Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          ------------------------------
         Section 6.10     Delay or Omission Not a Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ------------------------------
         Section 6.11     Control by Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ------------------
         Section 6.12     Waiver of Past Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ----------------------
         Section 6.13     Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ---------------------
         Section 6.14     Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ----------------------------------

                                                       ARTICLE VII

                                                         TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 7.1      Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          -----------------
         Section 7.2      Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          -----------------
         Section 7.3      Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          ----------------------------
         Section 7.4      Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          --------------------
         Section 7.5      Notice of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          -----------------
         Section 7.6      Reports by Trustee to Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          -----------------------------
         Section 7.7      Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          --------------------------
         Section 7.8      Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          ----------------------
         Section 7.9      Successor Trustee by Merger, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          --------------------------------
         Section 7.10     Eligibility; Disqualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          -----------------------------
         Section 7.11     Preferential Collection of Claims against Company.  . . . . . . . . . . . . . . . . . . . .  50
                          -------------------------------------------------
         Section 7.12     No Bond.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          -------

         Section 7.13     Condition to Action.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          -------------------
         Section 7.14     Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          ----------

                                                       ARTICLE VIII

                                                SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.1      Satisfaction, Discharge of the Indenture and Defeasance of the Securities.  . . . . . . . .  51
                          -------------------------------------------------------------------------
         Section 8.2      Termination of Obligations Upon Cancellation of the Securities. . . . . . . . . . . . . . .  52
                          --------------------------------------------------------------
         Section 8.3      Survival of Certain Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          -------------------------------
         Section 8.4      Acknowledgment of Discharge by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          --------------------------------------
         Section 8.5      Application of Trust Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          ---------------------------
         Section 8.6      Repayment to the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          ------------------------
         Section 8.7      Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          -------------

                                                        ARTICLE IX

                                           AMENDMENTS, SUPPLEMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . .  53
         Section 9.1      Supplemental Indentures Without Consent of Holders. . . . . . . . . . . . . . . . . . . . .  53
                          --------------------------------------------------
         Section 9.2      Amendments, Supplemental Indentures and Waivers with Consent of Holders.  . . . . . . . . .  54
                          -----------------------------------------------------------------------
         Section 9.3      Compliance with TIA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          -------------------
         Section 9.4      Revocation and Effect of Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          ---------------------------------
         Section 9.5      Notation on or Exchange of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          -------------------------------------
         Section 9.6      Trustee to Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          -------------------------------

                                                        ARTICLE X

                                               MEETINGS OF SECURITYHOLDERS  . . . . . . . . . . . . . . . . . . . . .  56
         Section 10.1     Purposes for Which Meetings May Be Called.  . . . . . . . . . . . . . . . . . . . . . . . .  56
                          -----------------------------------------
         Section 10.2     Manner of Calling Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          --------------------------
         Section 10.3     Call of Meetings by Company or Holders. . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          --------------------------------------
         Section 10.4     Who May Attend and Vote at Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          -----------------------------------
         Section 10.5     Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights;
                          --------------------------------------------------------------------------
                          Adjournment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          -----------
         Section 10.6     Voting at the Meeting and Record to Be Kept.  . . . . . . . . . . . . . . . . . . . . . . .  57
                          -------------------------------------------
         Section 10.7     Exercise of Rights of Trustee or Securityholders May Not Be Hindered or Delayed by
                          ----------------------------------------------------------------------------------
                          Call of Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          ---------------

                                                        ARTICLE XI

                                               RIGHT TO REQUIRE REPURCHASE  . . . . . . . . . . . . . . . . . . . . .  58
         Section 11.1     Repurchase of Securities at Option of the Holder Upon Change of Control . . . . . . . . . .  58
                          -----------------------------------------------------------------------

                                                       ARTICLE XII

                                                      SUBORDINATION   . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 12.1     Securities Subordinate to Senior Debt.  . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          -------------------------------------
         Section 12.2     Payment Over of Proceeds Upon Dissolution, Etc. . . . . . . . . . . . . . . . . . . . . . .  59
                          ----------------------------------------------
         Section 12.3     No Payment When Senior Debt in Default. . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          --------------------------------------
         Section 12.4     Payment Permitted If No Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                          -------------------------------
         Section 12.5     Subrogation to Rights of Holders of Senior Debt.  . . . . . . . . . . . . . . . . . . . . .  61
                          -----------------------------------------------
         Section 12.6     Provisions Solely to Define Relative Rights.  . . . . . . . . . . . . . . . . . . . . . . .  62
                          -------------------------------------------
         Section 12.7     Trustee to Effectuate Subordination.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          -----------------------------------

         Section 12.8     No Waiver of Subordination Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          -------------------------------------
         Section 12.9     Notice to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          -----------------
         Section 12.10    Reliance on Judicial Order or Certificate of Liquidating Agent. . . . . . . . . . . . . . .  63
                          --------------------------------------------------------------
         Section 12.11    Trustee Not Fiduciary for Holders of Senior Debt.   . . . . . . . . . . . . . . . . . . . .  63
                          ------------------------------------------------
         Section 12.12    Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights. . . . . . . .  63
                          ----------------------------------------------------------------------------
         Section 12.13    Article Applicable to Paying Agents.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                          -----------------------------------
         Section 12.14    Defeasance of this Article XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                          ------------------------------
         Section 12.15    Pari Passu with Series A/B Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                          --------------------------------

                                                       ARTICLE XIII

                                                 [INTENTIONALLY OMITTED]  . . . . . . . . . . . . . . . . . . . . . .  64

                                                       ARTICLE XIV

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 14.1     TIA Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                          ------------
         Section 14.2     Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                          -------
         Section 14.3     Communications by Holders with Other Holders. . . . . . . . . . . . . . . . . . . . . . . .  65
                          --------------------------------------------
         Section 14.4     Certificate and Opinion as to Conditions Precedent. . . . . . . . . . . . . . . . . . . . .  65
                          --------------------------------------------------
         Section 14.5     Statements Required in Certificate or Opinion.  . . . . . . . . . . . . . . . . . . . . . .  65
                          ---------------------------------------------
         Section 14.6     Rules by Trustee, Paying Agent, Registrar.  . . . . . . . . . . . . . . . . . . . . . . . .  65
                          -----------------------------------------
         Section 14.7     Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                          --------------
         Section 14.8     GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                          --------------
         Section 14.9     No Adverse Interpretation of Other Agreements.  . . . . . . . . . . . . . . . . . . . . . .  66
                          ---------------------------------------------
         Section 14.10    No Recourse against Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                          --------------------------
         Section 14.11    Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                          ----------
         Section 14.12    Duplicate Originals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                          -------------------
         Section 14.13    Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                          ------------
         Section 14.14    Table of Contents, Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                          --------------------------------



EXHIBITS
         Exhibit A - Form of Note

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE, dated as of June 13, 1997, between TRANSTEXAS GAS CORPORATION, a Delaware corporation (the "Company"), and BANK ONE, NA, a national banking association, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 13 3/4% Series C Senior Subordinated Notes due 2001 and the Company's 13 3/4% Series D Senior Subordinated Notes due 2001:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE


         Section 1.1      Definitions.

         "Accumulated Amount" shall have the meaning specified in Section
4.14(c).

         "Adjusted Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary gains, (ii) the net income, if positive, of any other Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (iv) the net income, if positive, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Subsidiary.

         "Adjusted Consolidated Tangible Assets" means (without duplication), as of the date of determination, (A) the sum of (i) discounted future net cash flows from proved oil and gas reserves of the Company and its Consolidated Subsidiaries, calculated in accordance with SEC guidelines (before any state or federal income tax), as estimated by nationally recognized independent petroleum engineers in a Reserve Report dated as of a date no earlier than the Company's most recent fiscal year end (or, if such Reserve Report is unavailable, or if the date of determination is after the end of the first fiscal quarter of the most recent fiscal year of the Company, as estimated by Company engineers on the same basis as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed in writing by a report by nationally recognized independent petroleum engineers in accordance with SEC guidelines in the event of a Material Change if the amount of Adjusted Consolidated Tangible Assets is required to be computed under the Indenture),
(ii) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements and
(iii) with respect to all other tangible assets of the Company or its Consolidated Subsidiaries (which are deemed to include leasehold mineral interests), the greater of (a) the net book value of such other tangible assets on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements, and (b) the appraised value, as estimated by a qualified independent appraiser, of such other tangible assets, as of a date no earlier than the date that is three years prior to the date of determination (or such later date on which the Company shall have a reasonable basis to believe that there has occurred a material decrease in value since the determination of such appraised value), minus (B) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Tangible Assets, any gas balancing liabilities of the Company and its Consolidated Subsidiaries. In addition to, but without duplication of the foregoing, for purposes of this definition, "Adjusted Consolidated Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Permitted Investment, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such Investment, becomes a Subsidiary of the Company, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Investments, (3) any sales or other dispositions of assets (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date, and (4) the TTXD Spin-off, if the TTXD Spin-off has occurred. For purposes of calculating the ratio of the Company's Adjusted Consolidated Tangible Assets to total consolidated principal amount of Debt of the Company and its Subsidiaries, Debt of a Subsidiary that is not a Wholly Owned Subsidiary of the Company (which Debt is non-recourse to the Company or any other Subsidiary of the Company or any of their assets) shall be included only to the extent of the Company's pro rata ownership interest in such Subsidiary.

         "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director or controlling shareholder of such other Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Asset Sale" means any direct or indirect conveyance, sale, transfer or other disposition, in one or a series of related transactions, of any of the properties, businesses or assets of the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired; provided, however, that "Asset Sale" shall not include (a) any disposition of Receivables, Inventory or Equipment, (b) any pledge or disposition of assets (if such pledge or disposition would otherwise constitute an Asset Sale) to the extent and only to the extent that it results in the creation of a Permitted Lien (other than the creation of a Permitted Lien in connection with (i) a Dollar-Denominated Production Payment that the Company or any of its Subsidiaries does not elect to treat as Debt, (ii) a Volumetric Production Payment or (iii) a Presale of Gas, which in each case shall be treated as an Asset Sale hereunder, provided, however, that neither the contribution of a Dollar-Denominated Production Payment to a Hedging Subsidiary nor the mortgage or other encumbrance of such Dollar-Denominated Production Payment by such Hedging Subsidiary as contemplated by clause (e) of the definition of "Restricted Liens" shall constitute an Asset Sale), or (c) conveyances, sales, transfers or other dispositions in connection with a Drilling Program.

         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the rate of 13 3/4% per annum) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means a day that is not a Legal Holiday.

         "Capital Expenditures" of a Person means expenditures (whether paid in cash or accrued as a liability) by such Person or any of its Subsidiaries that, in conformity with GAAP, are or would be included in "capital expenditures," "additions to property, plant, or equipment" or comparable items in the consolidated financial statements of such Person consistent with prior accounting practices.

         "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations, or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including, without limitation, each class of common stock and preferred stock of such Person if such Person is a corporation, and each general and limited partnership interest or other equity interest of such Person, if such Person is a partnership.

         "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "cash" means U.S. Legal Tender.

         "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (c) certificates of deposit with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with any Eligible Institution, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any Eligible Institution, (e) commercial paper rated "P-1," "A-1" or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within one year after the date of acquisition, (f) shares of money market funds, including those of the Trustee, that invest solely in United States dollars and securities of the types described in clauses (a) through (e) preceding, (g) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (c) preceding, provided that such deposits and certificates support bonds, letters of credit and other similar types of obligations incurred in the ordinary course of business, (h) deposits with any Eligible Institution, (i) demand or fully insured time deposits used in the ordinary course of business with commercial banks insured by the Federal Deposit Insurance Corporation.

         "Change of Control" means (i) the liquidation or dissolution of, or the adoption of a plan of liquidation by, the Company, or (ii) any transaction, event or circumstance pursuant to which any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than John R. Stanley (or his heirs, his estate, or any trust in which he or his immediate family members have, directly or indirectly, a beneficial interest in excess of 50%) and his Subsidiaries or the TEC Indenture Trustee, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable), directly or indirectly, of more than 50%, on a fully diluted basis, of the total voting power of the Company's then outstanding Voting Stock, unless, at the time of the occurrence of an event specified in clauses
(i) or (ii), the Notes have a current rating issued by a Rating Agency; provided, however, that if, at any time within the period commencing on the date that is immediately prior to the date of the first public announcement of such event and ending on, but not including, the date that is 90 days after occurrence of such event (which period shall be deemed to be extended so long as prior to the end of such 90-day period and continuing thereafter the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either (a) the Notes are downgraded by either Rating Agency to a rating at least one gradation (including a change within rating categories, e.g., a decline in rating from BB+ to BB, or from B to B-) below that which existed on the date immediately prior to the date of the first public announcement of such an event, or (b) either Rating Agency withdraws its rating of the Notes, then, in either case, such event shall be a "Change of Control".

         "Change of Control Offer" shall have the meaning specified in Section 11.1(b).

         "Change of Control Payment Date" shall have the meaning specified in
Section 11.1(a).

         "Change of Control Purchase Price" shall have the meaning specified in
Section 11.1(a).

         "Common Stock" means the common stock, $0.01 par value per share, of the Company, now or hereafter issued, or any reclassification thereof.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "Consolidated EBITDA" of any Person for any period, unless otherwise defined herein, means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for such Person and its Consolidated Subsidiaries, (ii) depreciation, depletion, and amortization of such Person and its Consolidated Subsidiaries for such period, and (iii) Consolidated Fixed Charges of such Person for such period, determined, in each case, on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction Date") means, with respect to any Person, the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of such Person (attributable to continuing operations and businesses and exclusive of the amounts attributable to operations and businesses discontinued or disposed of, on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period) for the Reference Period to (ii) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to discontinued operations and businesses on a pro forma basis as if such operations and businesses were discontinued or disposed of on the first day of the Reference Period, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (b) the incurrence of any Debt or issuance of Disqualified Capital Stock (and the application of the proceeds therefrom) or the retirement of any Debt or Disqualified Capital Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (c) Consolidated Interest Expense attributable to any Debt (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Consolidated Subsidiaries is a party to a Swap Obligation (that remains in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used, and (d) Consolidated EBITDA and Consolidated Fixed Charges of any Person shall be calculated by giving pro forma effect to the TTXD Spin-off as if such transaction had occurred on the first day of the Reference Period, but only if such transaction occurred during the Reference Period.

         "Consolidated Fixed Charges" of any Person for any period means (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period, (ii) dividend requirements of such Person and its Consolidated Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to Preferred Stock paid, accrued, or scheduled to be paid or accrued during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation, and (iii) fees paid, accrued, or scheduled to be paid or accrued during such period by such Person and its Consolidated Subsidiaries in respect of performance bonds or other guarantees of payment. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pre-tax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is such dividend requirements and the denominator of which is 1 minus the applicable actual combined effective Federal, state, local, and foreign income tax rate of such Person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Fixed Charges.

         "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest (without duplication), whether expensed or capitalized, paid, accrued, or scheduled to be paid or accrued during such period in respect of all Debt of such Person and its Consolidated Subsidiaries (including (i) amortization of deferred financing costs and original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, and (iii) all commissions, discounts, other fees, and charges owed with respect to letters of credit and banker's acceptance financing and costs associated with Swap Obligations, in each case to the extent attributable to such period, but excluding any interest accrued on intercompany payables for taxes to the extent the liability for such taxes has been assumed by TransAmerican pursuant to the Tax Allocation Agreement) determined on a consolidated basis in accordance with GAAP. For purposes of this definition,
(x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and (y) Consolidated Interest Expense attributable to any Debt represented by the guarantee by such Person or a Consolidated Subsidiary of such Person other than with respect to Debt of such Person or a Consolidated Subsidiary of such Person shall be deemed to be the interest expense attributable to the item guaranteed.

         "Consolidated Net Income" of any Person for any period means the net income (loss) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP, excluding (without duplication) (i) all extraordinary, unusual and nonrecurring gains, (ii) the net income, if positive, of any other Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period or earned during the immediately preceding period and not distributed during such period, (iii) the net income, if positive, of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (iv) the net income, if positive, of any Consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Consolidated Subsidiary.

         "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

         "Continuing Operations" means the aggregate of the operations of the TransTexas Entities after giving effect to the sale by the Company of the stock of TTC.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Debt" means, with respect to any Person, without duplication, (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit, (c) representing the deferred and unpaid balance of the purchase price of any property acquired by such Person or services received by such Person, other than long-term service contracts or supply contracts which require minimum periodic payments and other than any such balance that represents an account payable or other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the

Incurrence thereof, which account is not overdue by more than 150 days, unless such account payable is being contested in good faith or has been extended, (d) evidenced by bankers' acceptances or similar instruments issued or accepted by banks or Swap Obligations, (e) for the payment of money relating to a Capitalized Lease Obligation, (f) the Attributable Debt associated with any Sale and Leaseback Transaction, or (g) Dollar-Denominated Production Payments that the Company or any of its Subsidiaries elect to treat as Debt (excluding all other Permitted Production Payment Obligations); (ii) reimbursement obligations of such Person with respect to letters of credit; (iii) all liabilities of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability (to the extent of such guaranty or other legal liability), but excluding liabilities arising by reason of endorsements, with recourse, of negotiable and similar instruments for purposes of deposit or collection in the ordinary course of business; (iv) all obligations secured by a Lien (other than Permitted Liens, except to the extent the obligations secured by such Permitted Liens are otherwise included in clause (i), (ii) or (iii) of this definition and are obligations of such Person) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, regardless of whether the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability (but, if such obligations are not assumed by such Person or are not otherwise such Person's legal liability, the amount of such Debt shall be deemed to be limited to the fair market value of such property or assets determined as of the end of the preceding fiscal quarter); and (v) any and all deferrals, renewals, extensions, refinancings, and refundings (whether direct or indirect) of, or amendments, modifications, or supplements to, any liability of the kind described in any of the preceding clauses (i) through
(iv) regardless of whether between or among the same parties.

         "Default" means an event or condition, the occurrence of which is, or with the lapse of time or giving of notice or both would be, an Event of Default.

         "Defaulted Interest" shall have the meaning specified in Section 2.12.

         "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the Stated Maturity.

         "Dollar-Denominated Production Payment" means production payment obligations recorded as liabilities in accordance with GAAP, together with all obligations and undertakings in connection therewith.

         "Drilling Agreement" means a drilling and services agreement between the Company and TTXD relating to the provision of such services at market rates by TTXD to the Company upon the terms approved by the Board of Directors of each of TTXD and the Company, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the Holders of the Notes.

         "Drilling Program" means any arrangement between the Company or any Subsidiary of the Company and another Person pursuant to which (i) such Person agrees (a) to drill, complete or perform operations to enhance recovery from, a well or wells on mineral interests owned by the Company or such Subsidiary or
(b) to pay all or a portion of the costs incurred in connection with of drilling, completing or performing such other operations (or to reimburse the Company or such Subsidiary for payment of such costs within six months of the incurrence thereof) and (ii) the Company or such Subsidiary agrees to convey or assign to such person an interest in such well or wells in accordance with clause (l) of the definition of "Permitted Liens."

         "Eligible Institution" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million and that is rated "A" (or higher) according to Moody's or S&P at the time as of which any Investment or rollover therein is made.

         "Equipment" means and includes, as to any Person, all of such Person's now owned or hereafter acquired Vehicles, drilling rigs, workover rigs, fracture stimulation equipment, well site compressors, rolling stock and related equipment and other assets accounted for as equipment by such Person on its financial statements, all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Exchange Assets" means assets acquired by the Company or any Subsidiary of the Company in exchange for assets of the Company or such Subsidiary in connection with an Asset Sale, which acquired assets include proved reserves with a value that, together with the cash or Cash Equivalents therefor by the Company or such Subsidiary, is equal to or greater than the value of the proved reserves included in the properties disposed of by the Company or such Subsidiary in connection with such Asset Sale; except, that during any fiscal year the Company or any of its Subsidiaries can collectively acquire assets (other than proved reserves, cash or Cash Equivalents) with a fair market value of up to $40 million in exchange for assets of the Company or such Subsidiaries with proved reserves, and such assets acquired by the Company or such Subsidiaries shall constitute "Exchange Assets" hereunder.

         "Final Change of Control Put Date" shall have the meaning specified in
Section 11.1(c)(5).

         "Final Put Date" shall have the meaning specified in Section
4.14(d)(5).

         "GAAP" means generally accepted accounting principles as in effect in the United States on the Issue Date applied on a basis consistent with that used in the preparation of the audited financial statements of the Company included in the Company's annual report on Form 10-K for the year ended January 31, 1997.

         "Gas Purchase Agreement" means the Interruptible Gas Sales Terms and Conditions between TARC and the Company, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not adverse to the Holders of the Notes in any material respect.

         "Hedging Subsidiary" means a Subsidiary of the Company engaged solely in the business of facilitating Permitted Hedging Transactions for the benefit of the Company or any of its Subsidiaries.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Hydrocarbons" means oil, natural gas, condensate, and natural gas liquids.

         "Incur" shall have the meaning specified in Section 4.11.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Independent Director" means an individual that is not and has not been affiliated (other than as a director of TransAmerican or any of its past or present Subsidiaries) with, and is not and has not been a Related Person (other than solely as a director of TransAmerican or one of its past or present Subsidiaries) with respect to, John R. Stanley, TransAmerican or the Company or its Subsidiaries.

         "Intercompany Loan Redemption" means a redemption by the Company of all or a portion of the principal of the TransTexas Intercompany Loan, together with payment of accrued and unpaid interest, if any, to and including the date of such redemption.

         "Interest Payment Date" means each June 30 and December 31, commencing December 31, 1997.

         "Interest Rate or Currency Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates.

         "Inventory" means and includes, as to any Person, all of such Person's now owned or hereafter acquired casing, drill pipe and other supplies accounted for as inventory by such Person on its financial statements (excluding any Hydrocarbons), all proceeds thereof, and all documents of title, books, records, ledger cards, files, correspondence, and computer files, tapes, disks and related data processing software that at any time evidence or contain information relating to the foregoing.

         "Investment" by any Person in any other Person means (a) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan, or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) and (without duplication) any amount committed to be advanced, loaned or extended to such other Person; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of such other Person; (d) the entering into of any Swap Obligation with such other Person; or (e) the making of any capital contribution by such Person to such other Person.

         "Investment Grade Rating" means, with respect to any Person or issue of debt securities or preferred stock, a rating in one of the four highest letter rating categories (without regard to "+" or "-" or other modifiers) by any rating agency or if any such rating agency has ceased using letter rating categories or the four highest of such letter rating categories are not considered to represent "investment grade" ratings, then the comparable "investment grade" ratings (as designated by any such rating agency).

         "Issue Date" means the date of first issuance of the Securities under this Indenture.

         "Junior Debt" means Debt of the Company or any Subsidiary of the Company that is subordinate or junior in right of payment to the Notes in the event of a liquidation, dissolution or other winding up of the Company or any insolvency or bankruptcy of the Company.

         "Junior Subordinated Payment" shall have the meaning specified in
Section 12.2.

         "Legal Holiday" shall have the meaning provided in Section 14.7.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, regardless of whether filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

         "Material Change" means an increase or decrease of more than 10% since the then most recent Reserve Report in the discounted future net cash flows (excluding changes that result from changes in prices) from proved oil and gas reserves of the Company and its Consolidated Subsidiaries (before any state or federal income tax); provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions since the then most recent Reserve Report of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports have been prepared by such independent petroleum engineers within twelve months of the acquisition, (ii) any reserves added since the then most recent Reserve Report attributable to the drilling or recompletion of wells not included in previous reserve estimates, and (iii) any disposition of properties existing on the date of the then most recent Reserve Report that have been disposed of.

         "Maturity Date," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, Change of Control Payment Date, Purchase Date or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" shall have the meaning specified in Section
4.14(c).

         "Net Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock, the aggregate net cash proceeds received by the Company from the sale of Qualified Capital Stock (other than to a Subsidiary) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Debt of the Company for or into shares of Qualified Capital Stock of the Company, the net book value of such outstanding securities as adjusted on the books of the Company or Debt of the Company to the extent recorded in accordance with GAAP, in each case, on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Debt or securities to the Company upon such exchange, exercise, conversion or surrender and less (i) any and all payments made to the holders of such Debt or securities and (ii) all other expenses incurred by the Company in connection therewith; in each case insofar as such payments or expenses are incident to such exchange, exercise, conversion or surrender).

         "Net Working Capital" means (i) all current assets of the Company and its Consolidated Subsidiaries, minus (ii) all current liabilities of the Company and its Consolidated Subsidiaries, except current liabilities that are Debt, each item to be determined in conformity with GAAP.

         "Net Worth" of any Person means, at any date of determination, stockholders' equity as set forth in the most recently available quarterly or annual consolidated balance sheet of such Person and its Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts included therein attributable to Disqualified Capital Stock or any equity security convertible into or exchangeable for Debt, the cost of treasury stock (not otherwise deducted from stockholders' equity), and the principal amount of any promissory notes receivable from the sale of the Capital Stock of such Person or any of its Subsidiaries, each item to be determined in conformity with GAAP.

         "New Property" means real or personal property acquired by the Company or any of its Subsidiaries after the Issue Date.

         "NNM" means the Nasdaq National Market.

         "Notes" means the 13 3/4% Series C Senior Subordinated Notes due 2001 and the 13 3/4% Series D Senior Subordinated Notes due 2001, in each case as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

         "NYSE" means the New York Stock Exchange.

         "Obligor" means the Company.

         "Offer Amount" shall have the meaning specified in Section 4.14(d).

         "Offer Price" shall have the meaning specified in Section 4.14(d).

         "Offer to Purchase" means any offer made by the Company to Holders of the Securities required by the provisions of Section 4.14(a) and made pursuant to the provisions of Section 4.14(d), otherwise, also referred to as a "Section
4.14 Offer".

         "Office Leases" means the existing leases of office space at 1300 North Sam Houston Parkway East, Houston, Texas 77032-2949.

         "Officer" means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

         "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers of the Company or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 14.4 and 14.5.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 14.4 and 14.5. Unless otherwise required by the Trustee, the counsel may be outside counsel to the Company.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Payment Blockage Period" shall have the meaning specified in Section 12.3.

         "Permitted Hedging Transactions" means non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions) engaged in by the Company or any of its Subsidiaries as part of the normal business operations of the TransTexas Entities as a risk-management strategy or hedge against adverse changes in prices of oil, natural gas, or natural gas liquids; provided, that such transactions do not, on a monthly basis, relate to more than 90% of the TransTexas Entities' average net natural gas production per month from Continuing Operations for the most recent three-month period measured at the time of such incurrence; and provided, further, that, at the time of such transaction (i) the counter party to any such transaction is an Eligible Institution or a Person that has an Investment Grade Rating or that has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating or (ii) such counter party's obligation pursuant to such transaction is unconditionally guaranteed in full by, or secured by a letter of credit issued by, an Eligible Institution or a Person that has an Investment Grade Rating or has an issue of debt securities or preferred stock outstanding with an Investment Grade Rating.

         "Permitted Investment" means, when used with reference to the Company or its Subsidiaries, (i) trade credit extended to persons in the ordinary course of business; (ii) purchases of Cash Equivalents; (iii) Investments by the Company or its Wholly Owned Subsidiaries in Wholly Owned Subsidiaries of the Company that are engaged in Related Businesses; (iv) Swap Obligations; (v) the receipt of Capital Stock in lieu of cash in connection with the settlement of litigation or a claim in a bankruptcy or insolvency proceeding; (vi) advances to officers and employees in connection with the performance of their duties in the ordinary course of business in an amount not to exceed $3,000,000 in the aggregate outstanding at any time; (vii) margin deposits in connection with Permitted Hedging Transactions; (viii) an Investment in Capital Stock resulting from an Asset Sale pursuant to Section 4.14(b)(viii); (ix) an Investment in one or more Unrestricted Subsidiaries of the Company in an aggregate amount not in excess of $25,000,000 (net of returns on investment) less the amount of any Unrestricted Non-Recourse Debt outstanding of TransTexas or any of its Subsidiaries; (x) Investments and expenditures made in the ordinary course of business by the Company or its Subsidiaries, and of a nature that is or shall have become customary in, the oil and gas business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil or gas through agreements, transactions, interests or arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy objectives customarily achieved through the conduct of the oil and gas business jointly with third parties, including, without limitation, (a) ownership interests in oil and gas properties or gathering systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries), provided that in the case of any joint venture engaged in processing, gathering, marketing or transporting oil or gas
(1) all Debt of such joint venture (other than a joint venture that is an Unrestricted Subsidiary) which would not otherwise constitute Debt of one of the TransTexas Entities shall be deemed Debt of the Company in proportion to its direct or indirect ownership interest in such joint venture and (2) such joint venture shall be reasonably calculated to enhance the value of the reserves of the TransTexas Entities or the marketability of production from such reserves; (xi) a guaranty by any Subsidiary of the Company permitted under
Section 4.11(f); (xii) deposits permitted by of the definition of "Permitted Liens" or any extension, renewal, or replacement of any of them; (xiii) capital contributions by the Company to TTXD or to a joint venture, a partnership, a limited liability company or a similar entity of the Company's drilling and energy services business and pipeline services business and related assets;
(xiv) the TTXD Equity Investment (in addition to any contribution by the Company pursuant to clause (xiii) preceding); (xv) [intentionally omitted];
(xvi) guarantees by the Company of Debt of TTXD to the extent that such Debt relates to assets contributed to TTXD pursuant to clause (xiii) hereof; (xvii) other Investments, not in excess of $5,000,000 at any time outstanding; (xviii) a capital contribution by TTXD of any or all of its assets to a joint venture, a partnership, a limited liability company or a similar entity; or (xix) loans made (a) to officers, directors and employees of the Company or any of its Subsidiaries approved by the applicable Board of Directors (or by an authorized officer), the proceeds of which are used solely to purchase stock or to exercise stock options received pursuant to an employee stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such stock or the exercise price of such stock options, as applicable, and (b) to refinance loans, together with accrued interest thereon, made pursuant to this clause (xix), in the case of each of (a) and (b) of this clause (xix) not in excess of $3,000,000 in aggregate principal amount outstanding at any one time.

         "Permitted Liens" means (a) Liens imposed by governmental authorities for taxes, assessments, or other charges not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, mineral interest owners, or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 90 days, or
(ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) pledges of assets or deposits of cash or Cash Equivalents to secure the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety bonds, appeal bonds, supersedeas bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations or letters of credit in support of such bonds); (d) Liens encumbering customary initial deposits and margin deposits securing Swap Obligations or Permitted Hedging Transactions; (e) pledges of assets, including, without limitation, any mortgage or other encumbrance of a production payment by a Hedging Subsidiary, to secure margin obligations, reimbursement obligations or letters of credit in connection with Permitted Hedging Transactions, provided that, at the time such pledge is made (or, if such pledge secures future Permitted Hedging Transactions, at the time any such Permitted Hedging Transaction is entered into), the maximum aggregate exposure under such Permitted Hedging Transactions does not exceed the greater of (i) $25,000,000 or (ii) 10% of the SEC PV10 indicated on the Company's then most recent Reserve Report; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the

Company or any of its Subsidiaries) or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) Liens securing Debt or other obligations not in excess of $3,000,000 and Liens existing on the Issue Date that were Permitted Liens under the Series A/B Indenture; (i) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, and other types of social security legislation, property insurance and liability insurance; (j) Liens granted on Equipment, Inventory or Receivables;
(k) Liens granted in connection with the Presale of Gas; (l) Liens created on acreage drilled or to be drilled pursuant to Drilling Programs, on Hydrocarbons produced therefrom and on the proceeds of such Hydrocarbons to secure the Company's obligations thereunder, provided that (i) such obligations are limited to a percentage of production from such wells, (ii) such Liens survive only until the Person to whom such Lien was granted has received production with a value equal to the reimbursable costs, expenses and fees related to property and services provided or paid for by such Person plus an agreed-upon interest component, and (iii) such Liens secure obligations that are nonrecourse to the Company and its Subsidiaries; (m) Liens on the assets of any entity existing at the time such assets are acquired by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise, so long as such Liens (i) are not created, incurred or assumed in contemplation of such assets being acquired by the Company or such Subsidiary and (ii) do not extend to any other assets of the Company or any of its Subsidiaries; (n) any extension, renewal, or replacement of Liens created pursuant to any of clauses (a) through (m) or (o) through (u) of this definition, provided that such Liens would have otherwise been permitted under such clauses, and further provided that the Liens permitted by this clause (n) do not secure any additional Debt or encumber any additional property; (o) Liens securing (i) Royalty Payment Obligations and (ii) Permitted Production Payment Obligations; (p) Liens on any of the assets of any of the Subsidiaries of the Company in favor of another TransTexas Entity; (q) Liens that secure Unrestricted Non-Recourse Debt; provided, however, that at the time of incurrence the aggregate fair market value of the assets securing such Non-Recourse Debt (exclusive of the stock of the applicable Unrestricted Subsidiary) shall not exceed the amount of Unrestricted Non-Recourse Debt at the time permitted hereunder; (r) Liens on the proceeds of any property subject to a Permitted Lien or on deposit accounts containing any such proceeds; (s) Liens (including renewals and extensions thereof) on New Property, provided, however, that (i) such Lien is created solely for the purpose of securing Debt Incurred to finance the cost (including the cost of improvements or construction) of New Property subject thereto and such Lien is created at the time of, or within six months after the later of the acquisition, the completion of construction, or the commencement of full operation of such New Property, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost, including costs and fees related to the financing thereof, (iii) any such Lien shall not extend to or cover any property or assets other than such item of New Property and any improvements on such New Property; (t) Liens that secure Senior Debt, whether in whole or part thereof; and (u) Liens securing Debt on any one or more of the following properties: (i) the land and improvements now or hereafter located at 1300 North Sam Houston Parkway East, Houston, Texas, (ii) the land and improvements, now known as "TransTexas Gas Corporation," now or hereafter located on U.S. Highway 359 in Webb County, Texas, and (iii) the land and improvements, now known as "TransTexas Gas Corporation," now or hereafter located approximately two miles west of Zapata, Texas, on Farm-to-Market Road 496 in Zapata County, Texas.

         "Permitted Production Payment Obligations" means Volumetric Production Payments and Dollar-Denominated Production Payments, each as permitted to be made hereunder, and similar burdens on the property of the Company or any Subsidiary of the Company to the extent such burdens are limited in recourse to
(x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties, and (z) the proceeds of such Hydrocarbons.

         "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "Post-Commencement Amounts" means all interest and fees accrued or accruing after the commencement of any proceeding initiated under any Bankruptcy Law in accordance with and at the contract rate (including, without limitation, any non-usurious rate applicable upon default) and all premiums, expenses (including costs of collection), indemnities and other amounts that would have accrued or been incurred after the commencement of any such proceeding in any case as specified in any agreement or instrument creating, evidencing, or governing any Senior Debt, whether or not, pursuant to applicable law or otherwise, the claim for such interest, fees, premiums, expenses, indemnities or other amounts is allowed and non-avoidable as a claim in such proceeding.

         "Preferred Stock" means, with respect to any corporation, any class or classes (however designated) of Capital Stock of such Person that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation over shares of Capital Stock of any other class of such corporation.

         "Presale of Gas" means any advance payment agreement or other arrangement covering deliveries of Hydrocarbons for a period exceeding 31 days pursuant to which the Company or its Subsidiaries, having received full payment of the purchase price for a specified quantity of Hydrocarbons more than 31 days prior to the date of first delivery, is required to deliver, in one or more installments subsequent to the date of such agreement or arrangement, such quantity of Hydrocarbons to the purchaser of such Hydrocarbons pursuant to and during the term of such agreement or arrangement; provided, however, that the term "Presale of Gas" shall not include (i) a transaction to the extent and only to the extent that it results in the creation of any Permitted Lien under clauses (l) or (o) of the definition of "Permitted Liens," (ii) Permitted Hedging Transactions or (iii) an Asset Sale involving Hydrocarbon reserves.

         "principal" of any Debt (including the Securities) means the principal of such Debt plus, without duplication, any applicable premium, if any, on such Debt.

         "Proceeding" shall have the meaning specified in Section 12.2.

         "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Public Equity Offering" means an underwritten public offering by a nationally recognized member of the National Association of Securities Dealers of Qualified Capital Stock of the Company pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

         "Purchase Date" shall have the meaning specified in Section 4.14(d).

         "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

         "Rating Agency" means each of Moody's and S&P or, if Moody's or S&P shall have ceased to be a "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act) or shall have ceased to make publicly available a rating on any outstanding securities of any company engaged primarily in the oil and gas business, such other organization or organizations, as the case may be, then making publicly available a rating on the Notes as is selected by the Company.

         "Receivables" means and includes, as to any Person, any and all of such Person's now owned or hereafter acquired "accounts" as such term is defined in Article 9 of the Uniform Commercial Code in the State of New York, all products and proceeds thereof, and all books, records, ledger cards, files, correspondence, and computer files, tapes, disks or software that at any time evidence or contain information relating to the foregoing.

         "Record Date" means a Record Date specified in the Securities regardless of whether such Record Date is a Business Day.

         "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture and Paragraph 5 in the form of Note attached hereto as Exhibit A.

         "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Note attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

         "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

         "Refinancing Debt" shall have the meaning specified in Section 4.11.

         "Refinancing Fees" shall have the meaning specified in Section 4.11.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreement" means the registration rights agreement of even date herewith between the Company and the original purchasers of the Series C Notes.

         "Reimbursement and Credit Facility" means the Reimbursement and Credit Agreement dated January 25, 1996, pursuant to which a third party caused a $20 million letter of credit to be issued to collateralize a supersedeas bond on behalf of the Company, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the Holders of the Notes.

         "Related Business" means (i) the exploration for, acquisition of, development of, production, transportation, gathering, and processing (in connection with natural gas and natural gas liquids only) of crude oil, natural gas, condensate and natural gas liquids; provided that the term "Related Business" shall not include any refining or distilling of Hydrocarbons other than processing and fractionating natural gas and natural gas liquids, (ii) the drilling and energy services business and pipeline services business or (iii) owning and operating a Hedging Subsidiary.

         "Related Person" means (i) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary of the Company or any officer, director, or employee of the Company or any Subsidiary of the Company or of such Person,
(ii) the spouse, any immediate family member, or any other relative who has the same principal residence of any Person described in clause (i) above, and any Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with, such spouse, family member, or other relative, and (iii) any trust in which any Person described in clause (i) or (ii), above, is a fiduciary or has a beneficial interest. For purposes of this definition the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (regardless of whether presently exercisable).

         "Related Person Transaction" shall have the meaning specified in
Section 4.10.

         "Related TTXD Business" means the drilling and energy services business and pipeline services business.

         "Reserve Report" means a report prepared by independent petroleum engineers with respect to Hydrocarbon reserves in accordance with guidelines published by the SEC.

         "Restricted Investment" means any direct or indirect Investment by the Company or any Subsidiary of the Company other than a Permitted Investment.

         "Restricted Payment" means, with respect to any Person, (i) any Restricted Investment, (ii) any dividend or other distribution on shares of Capital Stock of such Person, (iii) any payment on account of the purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person, and (iv) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment in anticipation of or in connection with any such retirement, acquisition or defeasance, in whole or in part, of any Junior Debt, directly or indirectly, of such Person or a Subsidiary of such Person prior to the scheduled maturity or prior to any scheduled repayment of principal in respect of such Junior Debt; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution, or other payment on shares of Capital Stock of an issuer solely in shares of Qualified Capital Stock of such issuer that is at least as junior in ranking as the Capital Stock on which such dividend, distribution or other payment is to be made, (ii) any dividend, distribution or other payment to the Company, or any of its directly or indirectly owned Subsidiaries, by any of its Subsidiaries, (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value, in whole or in part, of any Junior Debt of such Person payable solely in shares of Qualified Capital Stock of such Person, (iv) any payments or distributions made pursuant to and in accordance with the Transfer Agreement, the Drilling Agreement, the Gas Purchase Agreement, the TEC Registration Rights Agreement, the Services Agreement, the Office Leases or the Tax Allocation Agreement, (v) any Investment by the Company in, or distribution by the Company on, its Capital Stock pursuant to share repurchases or dividends on its Capital Stock as described in the Offering Circular dated June 5, 1997, relating to the offer by TransAmerican Energy Corporation of its 11 1/2% Senior Secured Notes due 2002 and of its 13% Senior Secured Discount Notes due 2002 in an aggregate amount not to exceed $400 million, (vi) the redemption, purchase, retirement or other acquisition of any Junior Debt with the proceeds of any refinancing Debt permitted to be incurred pursuant to Section 4.11(j), (vii) any transfer, dividend or other distribution by the Company of assets, including, without limitation, shares of Capital Stock of TTXD, in connection with the TTXD Spin-off, (viii) the purchase by the Company of shares of Capital Stock of TARC, the Company or TTXD in connection with the Company's employee benefit plans, including without limitation any employee stock ownership plans or any employee stock option plans, in an aggregate amount not to exceed seven percent of the aggregate market value of the voting stock held by non-affiliates of the issuer measured from the date of the first such purchase; and (ix) any redemption, defeasance, repurchase or other retirement for value of the Senior Notes by the Company.

         "Royalty Payment Obligations" means (i) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, and reversionary interests, (ii) the interests of others in pooling or unitization agreements, production sales contracts and operating agreements, (iii) Liens arising under, in connection with or related to farm-out, farm-in, joint operating, pooling, unitization or area of mutual interest agreements or other similar or customary arrangements, agreements or interests, and (iv) similar burdens on the property of the Company or any Subsidiary of the Company; each as incurred in the ordinary course of business and to the extent such burdens are limited in recourse to (x) the properties subject to such interests or agreements, (y) the Hydrocarbons produced from such properties, and (z) the proceeds of such Hydrocarbons.

         "S&P" means Standard & Poor's Corporation, Inc. and its successors.

         "Sale and Leaseback Transaction" means an arrangement relating to property owned on the Issue Date or thereafter acquired whereby the Company or a Subsidiary of the Company transfers such property to a Person and leases it back from such Person.

         "SEC" means the Securities and Exchange Commission.

         "SEC PV10" means the standardized measure of future net cash flows discounted at 10%, determined in all material respects in accordance with the rules and regulations of the SEC, including the assumption of the continuation of existing economic conditions and estimated by applying period-end gas and condensate prices, adjusted for future price changes as allowed by contract, to estimated future production of period-end proved reserves.

         "Section 4.14 Offer" shall refer to an "Offer to Purchase," as defined in Section 4.14(d).

         "Securities" means the Notes.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Securities Payment" shall have the meaning specified in Section 12.2.

         "Securityholder" means the Person in whose name a Note is registered on the Registrar's book.

         "Senior Debt" means all Debt of the Company, including, without limitation, the TransTexas Intercompany Loan, now or hereafter created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof or of any part thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness, and including Post- Commencement Amounts), unless the instrument governing such Debt expressly provides that such Debt is not senior or superior in right of payment to the Notes. Notwithstanding the foregoing, Senior Debt of the Company shall not include (i) Debt evidenced by the Notes, (ii) Debt of the Company to any Subsidiary of the Company or to any Unrestricted Subsidiary of the Company, or (iii) any amounts payable or other Debt to trade creditors created, incurred, assumed or guaranteed by the Company or any Subsidiary of the Company in the ordinary course of business in connection with obtaining goods or services.

         "Senior Nonmonetary Default" shall have the meaning specified in
Section 12.3.

         "Senior Notes" means the 11 1/2% Senior Secured Notes due 2002 of the Company, as supplemented from time to time in accordance with the terms of the indenture pursuant to which they were issued, as such indenture may be amended or supplemented from time to time in accordance with its terms.

         "Senior Payment Default" shall have the meaning specified in Section 12.3.

         "Series A/B Indenture" means the indenture, dated as of December 13, 1996, as amended or supplemented from time to time in accordance with the terms thereof, by and between the Company and the Trustee, as trustee, relating to the Series A/B Notes.

         "Series A/B Notes" means the 13 1/4% Series A Senior Subordinated Notes due 2003 and the 13 1/4% Series B Senior Subordinated Notes due 2003 of the Company.

         "Series C Notes" and "Series D Notes" mean the 13 3/4% Series C Senior Subordinated Notes due 2001 and the 13 3/4% Series D Senior Subordinated Notes due 2001 of the Company.

         "Services Agreement" means the Services Agreement among the Company, TransAmerican and other Subsidiaries of TransAmerican as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the Holders of the Notes.

         "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "Stated Maturity," when used with respect to any Note, means December 31, 2001.

         "Subordinated Debt" means Debt of any Person that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the TransTexas Intercompany Loan is paid in full and (ii) is subordinate and junior in right of payment to the TransTexas Intercompany Loan in the event of liquidation.

         "Subsidiary," with respect to any Person, means (i) a corporation with respect to which such Person or its Subsidiaries owns, directly or indirectly, at least fifty percent of such corporation's Capital Stock with voting power, under ordinary circumstances, to elect directors, or (ii) a partnership in which such Person or a subsidiary of such Person is, at the time, a general partner of such partnership and has more than 50% of the total voting power of partnership interests entitled (without regard to the occurrence of any contingency) to vote in the election of managers thereof, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such other Person; provided, however, that "Subsidiary" shall not include any Unrestricted Subsidiary of such Person, except for purposes of Section 4.10.

         "Surviving Person" shall have the meaning specified in Section 5.1(a).

         "Swap Obligation" of any Person means any Interest Rate or Currency Agreement entered into with one or more financial institutions or one or more futures exchanges in the ordinary course of business and not for purposes of speculation that is designed to protect such Person against fluctuations in (x) interest rates with respect to Debt Incurred and which shall have a notional amount no greater than 105% of the principal amount of the Debt being hedged thereby, or (y) currency exchange rate fluctuations.

         "TARC" means TransAmerican Refining Corporation, a Texas corporation.

         "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of August 24, 1993, among TNGC Holdings Corporation, the Company, and other subsidiaries, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the Holders of the Notes.

         "TEC" means TransAmerican Energy Corporation, a Delaware corporation.

         "TEC Indenture" means the indenture, dated as of June 13, 1997, by and between TEC and Firstar Bank of Minnesota, N.A., as trustee, relating to the TEC Notes.

         "TEC Indenture Trustee" means the trustee under the TEC Indenture.

         "TEC Notes" means TEC's 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2002, issued pursuant to the TEC Indenture.

         "TEC Registration Rights Agreements" means the agreements in connection with the registration under federal securities laws of (i) the TEC Notes and (ii) the capital stock of TARC, the Company and TTXD pledged or to be pledged to the TEC Indenture Trustee, in each case between TEC and the TEC Indenture Trustee, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the Holders of the Notes.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

         "Trading Day" means any day on which the securities in question are quoted on the NYSE, or if such securities are not approved for listing on the NYSE, on the principal national securities market or exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities market or exchange, on the NNM.

         "TransAmerican" means TransAmerican Natural Gas Corporation, a Texas corporation.

         "Transfer Agreement" means the Transfer Agreement, dated as of August 24, 1993, among TransAmerican, the Company, TTC and John R. Stanley, as in effect on the Issue Date and as amended from time to time, provided that any such amendment is not materially adverse to the Holders of the Notes.

         "TransTexas Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the book value of all accounts receivable owned by the Company and its Subsidiaries (excluding any accounts receivable that are more than 90 days past due, less, without duplication, the allowance for doubtful accounts attributable to such current accounts receivable) calculated on a consolidated basis and in accordance with GAAP and (b) 70% of the current market value of all inventory owned by the Company and its Subsidiaries as of such date. To the extent that information is not available as to the amount of accounts receivable as of a specific date, the Company may utilize, to the extent reasonable, the most recent available information for purposes of calculating the TransTexas Borrowing Base.

         "TransTexas Entities" means the Company and each of its Subsidiaries.

         "TransTexas Intercompany Loan" means the senior secured promissory note from the Company to TARC in the principal amount of $425 million together with any renewals or extensions thereof.

         "TransTexas Security Documents" means, collectively, (i) any and each mortgage, deed of trust, assignment, assignment of production, security agreement, pledge agreement, financing statement and each other agreement relating to the pledge of assets at any time securing all or any part of the TransTexas Intercompany Loan (and/or all or any portion of the obligations of a guarantor of all or any part of the TransTexas Intercompany Loan under any guarantee described in the following clause (ii)), and (ii) any and each guarantee, now existing or hereafter executed, of all or any part of the obligations of the Company under the TransTexas Intercompany Loan.

         "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "TTC" means TransTexas Transmission Corporation, a Delaware corporation.

         "TTXD" means TransTexas Drilling Services, Inc., a Delaware corporation, which on the Issue Date is a Subsidiary of the Company, or a newly formed corporation that is initially a Wholly Owned Subsidiary of TransTexas, formed for the purpose of receiving the Investments described under clauses
(xiii) or (xiv) of the definition of "Permitted Investment."

         "TTXD Entities" means TTXD and each of its Subsidiaries.

         "TTXD Equity Investment" means an equity Investment by the Company in TTXD in an aggregate amount not in excess of $75 million.

         "TTXD Spin-off" means (i) the transfer of all or a portion of the drilling and integrated services business and pipeline services business and related assets from the Company to TTXD and (ii) a dividend of shares of common stock of TTXD to holders of the Company's common stock or any other transaction that in either case would result in the Company being the beneficial owner of less than 50% of the common stock of TTXD.

         "Unrestricted Non-Recourse Debt" of the Company or any of its Subsidiaries means (i) Debt of such Person that is secured solely (other than with respect to the following clause (ii)) by a Lien upon the stock of an Unrestricted Subsidiary of such Person and as to which there is no recourse (other than with respect to the following clause (ii)) against such Person or any of its assets other than against such stock (and the dollar amount of any Debt of such Person as described in this clause (i) shall be deemed to be zero for purposes of all other provisions of this Indenture) and (ii) guarantees of the Debt of Unrestricted Subsidiaries of such Person; provided, that the aggregate of all Debt of the Company or any of its Subsidiaries Incurred and outstanding pursuant to clause (ii) of this definition, together with all Permitted Investments (net of any return on such Investment) in Unrestricted Subsidiaries of such Person, does not exceed $25 million plus in the case of clause (ii) preceding, Restricted Payments permitted to be made pursuant to
Section 4.3.

         "Unrestricted Subsidiary" of any Person means any other Person ("Other Person") that would, but for this definition of "Unrestricted Subsidiary," be a Subsidiary of such Person organized or acquired after the Issue Date as to which all of the following conditions apply: (i) neither such Person nor any of its other Subsidiaries provides credit support of any Debt of such Other Person (including any undertaking, agreement or instrument evidencing such Debt), other than Unrestricted Non-Recourse Debt; (ii) such Other Person is not liable, directly or indirectly, with respect to any Debt other than Unrestricted Subsidiary Debt; (iii) neither such Person nor any of its Subsidiaries has made an Investment in such Other Person unless such Investment was permitted by the provisions of Section 4.3; and (iv) the Board of Directors of such Person, as provided below, shall have designated such Other Person to be an Unrestricted Subsidiary on or prior to the date of organization or acquisition of such Other Person. Any such designation by the Board of Directors of such Person shall be evidenced to the Trustee by delivering to the Trustee a resolution thereof giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of any Person may designate any Unrestricted Subsidiary of such Person as a Subsidiary of such Person; provided that (a) if the Unrestricted Subsidiary has any Debt outstanding or is otherwise liable for any Debt or has a negative Net Worth, then immediately after giving pro forma effect to such designation, such Person could incur at least $1.00 of additional Debt pursuant to the provisions of the second paragraph of Section 4.11 (assuming, for purposes of this calculation, that each dollar of negative Net Worth is equal to one dollar of Debt), (b) all Debt of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of the Person on the date such Unrestricted Subsidiary becomes a Subsidiary, and (c) no Default or Event of Default would occur or be continuing after giving effect to such designation. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Indenture.

         "Unrestricted Subsidiary Debt" means, as to any Unrestricted Subsidiary of any Person, Debt of such Unrestricted Subsidiary (i) as to which neither such Person nor any Subsidiary of such Person is directly or indirectly liable (by virtue of such Person or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt), unless such liability constitutes Unrestricted Non-Recourse Debt and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder (other than the Company or any Subsidiary of the Company) of any Debt of such Person or any Subsidiary of such Person to declare, a default on such Debt of such Person or any Subsidiary of such Person or cause the payment thereof to be accelerated or payable prior to its stated maturity, unless, in the case of this clause (ii), such Debt constitutes Unrestricted Non-Recourse Debt.

         "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Vehicles" means all trucks, automobiles, trailers and other vehicles covered by a certificate of title.

         "Voting Stock" means Capital Stock of the Company having generally the right to vote in the election of directors of the Company.

         "Weighted Average Life" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

         "Wholly Owned Subsidiary" means, with respect to any Person, at any time, a Subsidiary of such Person, all of the Capital Stock of which (except any director's qualifying shares) is at the time owned directly or indirectly by such Person.

         Section 1.2 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture securityholder" means a Holder or a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company, and any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         Section 1.3 Rules of Construction. Unless the context otherwise requires:

                 (l)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions;

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                 THE SECURITIES

         Section 2.1 Form and Dating. The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of any inconsistency between the Notes and the Indenture, the Indenture controls.

         The Notes are being issued in two series, the Series C Notes and the Series D Notes.

         The Series C Notes are initially being issued pursuant to an exemption from registration under the Securities Act. After the initial issuance date of the Series C Notes, Series D Notes will be issued in exchange for an equal principal amount of outstanding Series C Notes (i) pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement), (ii) if a registration statement covering the resale of Series D Notes has been declared effective, in which case the Series C Notes will be exchanged for Series D Notes immediately prior to the resale of Series D Notes pursuant to the registration statement, (iii) at the request of the Holder of the Series C Notes, immediately prior to the disposition of such Notes pursuant to Rule 144 under the Securities Act, if the Holder of the Series C Notes delivers to the Trustee an Opinion of Counsel stating that as a result of such disposition, the Series C Notes being disposed of will no longer be restricted securities within the meaning of Rule 144 or (iv) if the Holder of the Series C Notes delivers to the Trustee an Opinion of Counsel stating that the Series C Notes are no longer restricted securities within the meaning of Rule 144 under the Securities Act.

         Upon any such exchange, the Series C Notes shall be cancelled in accordance with Section 2.11 and shall no longer be deemed outstanding for any purpose.

         Section 2.2 Execution and Authentication. Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $115,836,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $117,573,000 in principal amount issued hereunder, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with any Obligor, any Affiliate of any Obligor, or any of their respective Subsidiaries.

         Initially, the Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         Section 2.3 Registrar and Paying Agent. The Company shall maintain an office or agency in the Borough of Manhattan in the City of New York, New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan in the City of New York, New York, where Securities may be presented for payment or exchange ("Paying Agent"). Notices and demands to or upon the Company in respect of the Notes may be served as is provided in Section 14.2. The Company or any Affiliate may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and XI and Sections 4.14 and 4.16, none of the Company or any Affiliate shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing in advance of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         Section 2.4 Paying Agent to Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other future obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

         Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

         Section 2.6 Transfer and Exchange. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. The signature of the Holder or his duly authorized attorney must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Inc. Medallion Signature Program. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.7, 4.14, 9.5, or 11.1). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of
(a) any Security selected for redemption in whole or in part pursuant to
Article III, except the unredeemed portion of any Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI or Section
4.14 or redeem Securities pursuant to Article III and ending at the close of business on the day of such mailing.

         All Series C Notes issued hereunder shall bear the following legend:

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT MAY BE AVAILABLE TO PERMIT SALE OR TRANSFER OF THIS SECURITY TO QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A) WITHOUT REGISTRATION.

         EACH HOLDER OF THIS SECURITY REPRESENTS TO THE COMPANY THAT (A) SUCH HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY (WITHOUT CONSENT OF THE COMPANY) PRIOR TO ONE YEAR FROM THE LATER OF JUNE 13, 1997, OR THE DATE ON WHICH THIS SECURITY WAS LAST HELD BY AN AFFILIATE OF THE COMPANY OTHER THAN (I) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A,
(II) TO A NON-U.S. PERSON IN A TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (III) IN A TRANSACTION COMPLYING WITH RULE 144 UNDER THE SECURITIES ACT OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IT BEING UNDERSTOOD THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY SECURITIES, THE COMPANY OR THE TRUSTEE MAY IN CIRCUMSTANCES EITHER OF THEM BELIEVES APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION) AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OR THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         Each certificate evidencing a Series C Note (and all Series C Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth on the Forms of Security set forth in Exhibit A hereto. Prior to any transfer or exchange of a legended Series C Note for a Series D Note, the Company shall deliver an Officer's Certificate to the Trustee directing it to transfer or exchange such security for another or unlegended Note.

         Section 2.7 Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company and Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.

         Section 2.8 Outstanding Securities. Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

         If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         Section 2.9 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company and its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

         Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

         Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or its Affiliate, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

         Section 2.12 Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register on the 10th day prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause accompanied by an Opinion of Counsel stating that the manner of payment complies with this clause, such manner shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         Section 2.13 Computation of Interest. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                                  ARTICLE III

                                   REDEMPTION

         Section 3.1 Right of Redemption. Redemption of Securities, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Securities are not redeemable prior to June 30, 2000, except that, prior to June 30, 1999, the Company may redeem, at its option, up to $35 million in principal amount of the Securities at a price equal to 113.250% of the principal amount thereof at the date of redemption, plus accrued and unpaid interest, if any, to the date of redemption, with net proceeds of any Public Equity Offering. The Securities may also be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after June 30, 2000, at the applicable Redemption Prices specified in Paragraph 5 of the form of Note attached as Exhibit A hereto, set forth therein under the caption "Optional Redemption," in each case, including accrued and unpaid interest, if any, to the Redemption Date.

         Section 3.2 Notices to Trustee. If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.3 Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall redeem pro rata and in such manner as complies with any applicable legal and stock exchange requirements.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         Section 3.4 Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state the following and such other matters as the Trustee shall deem proper:

                 (1)      the Redemption Date;

                 (2) the Redemption Price, including, without duplication, the amount of accrued and unpaid interest to be paid upon such redemption;

                 (3)      the name, address and telephone number of the Paying
                          Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                 (5) that, unless the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.6, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including, without duplication, accrued and unpaid interest, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                 (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security that will not be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                 (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                 (8)      the CUSIP number of the Securities to be redeemed;

                 (9)      that the notice is being sent pursuant to this
                          Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Notes; and

                 (10) any conditions, as determined by the Company in its sole discretion, to be satisfied or waived as conditions precedent to the Company's obligation to effect such redemption.

         Section 3.5 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. The date fixed for redemption contained in any notice of redemption and the obligation of the Company to redeem any Notes upon such date may be subject to the satisfaction or waiver of such conditions as may be determined by the Company in its sole discretion.

         Upon compliance by the Company with the provisions of this Article III, including but not limited to Section 3.6, and upon satisfaction or waiver of any conditions precedent to the Company's obligation to effect such redemption contained in the related notice of redemption, interest on the Securities called for redemption will cease to accrue on and after the Redemption Date, regardless of whether such Securities are presented for payment.

         Section 3.6 Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III, and if the conditions contained in the related notice of redemption are satisfied or waived, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, regardless of whether such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in
Section 4.1 and the Security.

         Section 3.7 Securities Redeemed in Part. Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                   COVENANTS

         Section 4.1 Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 11:00 a.m. Houston, Texas time on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment; provided, however, that U.S. Legal Tender held by the Trustee or Paying Agent after receipt of notice provided for in Section 12.3 and for the benefit of holders of Senior Debt pursuant to the provisions of Article XII hereof shall not be considered to be designated for the payment of any installment of principal of or interest on the Securities within the meaning of this Section 4.1. The making of such payments shall be subject to the provisions of Article XII; provided that the failure to make a payment on account of principal of or interest on the Securities by reason of any provision of Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

         Notwithstanding anything to the contrary contained in this Indenture, the Company or the Trustee may, to the extent required by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments on the Securities.

         Section 4.2 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan in the City of New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York, New York, for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee in the Borough of Manhattan in the City of New York, New York, as such office of the Company.

         Section 4.3 Limitation on Restricted Payments. The Company shall not make, directly or indirectly, any dividend or other distribution on shares of Capital Stock of the Company or make any payment on account of the purchase, redemption, or other acquisition or retirement for value of any such shares of Capital Stock (except to any of its Subsidiaries) unless such dividends, distributions or payments are made in cash or Qualified Capital Stock or a combination thereof, except in connection with the TTXD Spin-off. In addition, the Company shall not make, directly or indirectly, any Restricted Payment, if, at the time or after giving effect thereto on a pro forma basis, (a) the Consolidated Fixed Charge Coverage Ratio does not exceed 2 to 1, (b) the Company's Adjusted Consolidated Net Tangible Assets are not equal to or greater than 125% of the total consolidated principal amount or accreted value, as the case may be, of Debt of the Company and its Subsidiaries (excluding, for purposes of the calculation of Debt, any Swap Obligations), (c) a Default or an Event of Default would occur or be continuing, or (d) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including such proposed Restricted Payment and all payments that may be made pursuant to the next paragraph of this Section 4.3 (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) 50% of Consolidated Net Income of the Company accrued on a cumulative basis for the period (taken as one accounting period) commencing with the first full fiscal quarter that commenced after the Issue Date, to and including the fiscal quarter ended immediately prior to the date of each calculation (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), minus (ii) 100% of the amount of any write-downs, write-offs, other negative reevaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income of the Company during such period, plus (iii) the aggregate Net Proceeds received by the Company from the issuance or sale (other than to or a Subsidiary of the Company) of its Qualified Capital Stock from and after the Issue Date and on or prior to the date of such Restricted Payment, plus (iv) $10,000,000.

         Nothing in this Section 4.3 shall prohibit the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions.

         Section 4.4 Corporate Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 4.5 Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         Section 4.6      Maintenance of Properties and Insurance.

         (a) The Company shall cause the properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (b) The Company will maintain, for itself and each of its Subsidiaries, with reputable insurers or with the government of the United States of America (or an agency or instrumentality thereof) insurance (including appropriate self-insurance) against loss or damage of the kinds that, in its reasonable, good faith opinion, are adequate and appropriate for the conduct of its business and the businesses of such Subsidiaries in a prudent manner, in such amounts, with such deductibles and by such methods as are customary, in its reasonable, good faith opinion, and adequate and appropriate for the conduct of its business and the businesses of its Subsidiaries in a prudent manner for companies engaged in a similar business in similar geographic areas.

         All policies of insurance shall provide for at least fifteen days' prior written cancellation notice to the Trustee. In the event of failure by the Company to provide and maintain insurance as herein provided, the Trustee may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Trustee with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         Section 4.7      Compliance Certificate; Notice of Default.

         (a) The Company shall deliver to the Trustee within 60 days after the end of each of its fiscal quarters, or 105 days after the end of a fiscal quarter that is also the end of a fiscal year, an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, regardless of whether the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, or of the occurrence of any Default, and, if such signor does know of such a failure to comply or Default, the certificate shall describe such failure or Default with particularity.

         (b) The Company shall deliver to the Trustee within 105 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 4.3, 4.10, 4.11 or 4.14.

         (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

         Section 4.8 SEC Reports. The Company shall deliver to the Trustee and each Holder, within 15 days after it files the same with the SEC, copies of all reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company agrees to continue to be subject to and comply with the filing and reporting requirements of the Commission as long as any of the Notes are outstanding.

         Concurrently with the reports delivered pursuant to the preceding paragraph, the Company shall deliver to the Trustee and to each Holder annual and quarterly financial statements with appropriate footnotes of the Company and its Subsidiaries, all prepared and presented in a manner substantially consistent with those of the Company required by the preceding paragraph. The Company shall also comply with the other provisions of TIA Section 314(a).

         Section 4.9 Limitation on Status as Investment Company or Public Utility Company. The Company shall not, and shall not permit any of its Subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or a "holding company," or "public utility company" (as such terms are defined in the Public Utility Holding Company Act of 1935, as amended) or otherwise become subject to regulation under the Investment Company Act or the Public Utility Holding Company Act.

         Section 4.10     Limitation on Transactions with Related Persons.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, enter directly or indirectly into, or permit to exist, any transaction or series of related transactions with any Related Person (excluding any Related Person that is a form of entity customarily used in the oil and gas business as a means of exploiting, exploring for, acquiring, developing, processing, gathering, marketing, or transporting oil or gas and is a Related Person solely because the party engaging in such transaction has the ability to control the Related Person under the definition of "control" contained within the definition of "Related Person" contained herein) (including, without limitation: (i) the sale, lease, transfer or other disposition of properties, assets or securities to such Related Person, (ii) the purchase or lease of any properties, assets or securities from such Related Person, (iii) an Investment in such Related Person (excluding Investments permitted to be made pursuant to clauses (iii), (vi), (ix), (xi), (xiii),
(xiv), (xvi) or (xix) of the definition of "Permitted Investment" contained herein), and (iv) entering into or amending any contract or agreement with or for the benefit of a Related Person (each, a "Related Person Transaction")), except for (A) permitted Restricted Payments, including for this purpose the transactions excluded from the definition of Restricted Payments by the proviso contained in the definition of "Restricted Payments" contained herein, (B) transactions made in good faith, the terms of which are: (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons, (C) transactions between the Company and any of its Wholly Owned Subsidiaries or transactions between Wholly Owned Subsidiaries of the Company, (D) transactions pursuant to the Services Agreement, the TransTexas Intercompany Loan and any other loan from TEC to the Company permitted to be Incurred pursuant to Section 4.11 (including, without limitation, Intercompany Loan Redemptions and all other payments made thereon or with respect thereto), any one or more of the TransTexas Security Documents, the Drilling Agreement, the Gas Purchase Agreement, the TEC Registration Rights Agreement, the Transfer Agreement and the Tax Allocation Agreement, (E) the lease of office space to the Company by TransAmerican or an Affiliate of TransAmerican, provided that payments thereunder do not exceed in the aggregate $2,000,000 per year, (F) any Sale and Leaseback Transaction or other transfer to a corporate Affiliate of the Company of the Company's headquarters building located at 1300 North Sam Houston Parkway East, Houston, Texas, (G) any employee compensation arrangement in an amount which together with the amount of all other cash compensation paid to such employee by the Company and its Subsidiaries does not provide for cash compensation in excess of $1,000,000 in any fiscal year of the Company or any Subsidiary and which has been approved by a majority of the Company's Independent Directors and found in good faith by such directors to be in the best interests of the Company or such Subsidiary, as the case may be, and (H) the Company and its Subsidiaries may pay a management fee to TransAmerican in an amount not to exceed $2,500,000 per year.

         (b) Without limiting the foregoing, with respect to any Related Person Transaction or series of Related Person Transactions (other than any Related Person Transaction described in clause (A), (C), (D), (F) or (G) of
Section 4.10(a)) with an aggregate value in excess of $5,000,000, such transaction must first be approved by a majority of the Board of Directors of the Company or its Subsidiary which is the transacting party and a majority of the directors of such entity who are disinterested in the transaction pursuant to a Board Resolution, as (x) fair and reasonable to the Company or such Subsidiary, as the case may be, and (y) on terms which are at least as favorable as the terms that could be obtained by the Company or such Subsidiary, as the case may be, on an arm's length basis with Persons who are not Related Persons, and (b) with respect to any Related Person Transaction or series of Related Person Transactions (other than any Related Person Transaction described in clause (A), (C), (D), (F) or (G) of Section 4.10(a)) with an aggregate value in excess of $10,000,000, the Company must first obtain a favorable written opinion as to the fairness of such transaction to the Company or such Subsidiary, as the case may be, from a financial point of view, from a "big 6 accounting firm" or a nationally recognized investment banking firm; provided that such opinion shall not be necessary if approval of the Board of Directors to such Related Person Transaction has been obtained after receipt of bona fide bids of at least two other independent parties and such Related Person Transaction is in the ordinary course of business.

         Section 4.11 Limitation on Incurrences of Additional Debt and Issuances of Disqualified Capital Stock. Except as set forth in this Section 4.11, from and after the Issue Date, the Company shall not, and shall not permit any of its Subsidiaries (other than any of the TTXD Entities after the TTXD Spin-off) to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for, contingently or otherwise (to "Incur" or, as appropriate, an "Incurrence"), any Debt or issue any Disqualified Capital Stock (other than Capital Stock of a Subsidiary of the Company issued to the Company or a Wholly Owned Subsidiary of the Company), except (a) Debt evidenced by the Notes, (b) Debt existing on the Issue Date that was allowed to be Incurred under the Series A/B Indenture, (c) Debt evidenced, guaranteed or secured by the TransTexas Intercompany Loan or any of the TransTexas Security Documents, and any other Debt at any time owing by any of the TransTexas Entities to TEC in aggregate outstanding principal amount, when added to the then outstanding principal amount of the TransTexas Intercompany Loan, of $500 million; (d) Subordinated Debt of the Company solely to any Wholly Owned Subsidiary of the Company, or Debt of any Wholly Owned Subsidiary of the Company solely to the Company or to any Wholly Owned Subsidiary of the Company; (e) if either (i) the Phase I Completion Date (as defined in the TEC Indenture) has occurred or (ii) the Notes have a rating of BB- or better by S&P or B1 or better by Moody's, Subordinated Debt of the Company with initial net proceeds to the Company not in excess of $125 million in the aggregate; (f) any guaranty of Debt permitted by clauses (c), (e), (j), (k), (l) or (p) of this Section 4.11, which guaranty shall not be included in the determination of the amount of Debt which may be Incurred pursuant to clauses (c), (e), (j), (k), (l) or (p) of this Section 4.11; (g) Debt evidenced by the Series A/B Notes; (h) Debt of the Company secured by a Permitted Lien that meets the requirements of clause (c), (d),
(e), (g), (h), (i), (l), (m), (o) or (r) of the definition of "Permitted Liens" contained herein, to the extent that such Liens would give rise to Debt under clauses (i), (ii), or (iii) of the definition of "Debt" contained herein; (i) Unrestricted Non-Recourse Debt of the Company; (j) Debt outstanding under a working capital credit facility in aggregate principal amount not to exceed at any one time the greater of $30 million or the TransTexas Borrowing Base; (k) Debt in an aggregate principal amount outstanding not to exceed at any one time $35 million; (l) the Company may Incur Debt as an extension, renewal, replacement, or refunding of any of the Debt permitted to be Incurred under any clause of this Section 4.11, including this clause (l) (such Debt is collectively referred to as "Refinancing Debt"), provided, that (1) the maximum principal amount of Refinancing Debt (or, if such Refinancing Debt is issued with original issue discount, the original issue price of such Refinancing
Debt) permitted under this clause (l) may not exceed the lesser of (x) the principal amount of the Debt being extended, renewed, replaced, or refunded plus premium, if any, reasonable financing fees and other associated reasonable out-of-pocket expenses including consent payments, premium, if any, and related fees, in each case other than those paid to a Related Person (collectively, "Refinancing Fees"), or (y) if such Debt being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount as of the time of the Incurrence of the Refinancing Debt plus Refinancing Fees, (2) the Refinancing Debt has a Weighted Average Life and a final maturity that is equal to or greater than the Debt being extended, renewed, replaced, or refunded at the time of such extension, renewal, replacement, or refunding, and (3) the Refinancing Debt shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the Debt being refinanced; (m) Debt represented by trade payables or accrued expenses, in each case incurred on normal, customary terms in the ordinary course of business, not overdue for a period of more than 90 days (or, if overdue for a period of more than 90 days, being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto being maintained on the books of the Company in accordance with GAAP) and not constituting any amounts due to banks or other financial institutions, provided that Debt at any time permitted under this clause (m) shall not be deemed to have been Incurred until the date on which the same ceases to be permitted under this clause (m); (n) Presales of Gas; (o) Debt evidenced by the Senior Notes; (p) if either (i) the Phase I Completion Date (as defined in the TEC Indenture) has occurred or (ii) the Notes have a rating of BB- or better by S&P or B1 or better by Moody's, Debt which is secured by Liens permitted pursuant to clause (s) of the definition of "Permitted Liens" contained herein, the outstanding principal amount of which at any time does not exceed $35,000,000 in the aggregate; (q) the Attributable Debt Incurred in connection with Sale and Leaseback Transactions; (r) Debt relating to the Reimbursement and Credit Facility; (s) if either (i) the Phase I Completion Date (as defined in the TEC Indenture) has occurred or (ii) the Notes have a rating of BB- or better by S&P or B1 or better by Moody's, Dollar-Denominated Production Payment Obligations that the Company elects to treat as Debt not to exceed $40,000,000 in the aggregate at any one time outstanding; (t) Swap Obligations of the Company; (u) letter of credit and reimbursement obligations to the extent collateralized by cash or Cash Equivalents; and (v) guarantees of Debt of TTXD to the extent that such Debt was Debt of TransTexas on the Issue Date and relates to assets contributed to TTXD pursuant to clause (xiii) of the definition of "Permitted Investment" contained herein. For purposes of determining the amount of outstanding Debt that has been Incurred pursuant to this Section 4.11, there shall be included in each such case the principal amount then outstanding of any Debt originally Incurred pursuant to such clause and, after any refinancing or refunding of such Debt, any outstanding Debt Incurred pursuant to clause (l) of this Section
4.11 so as to refinance or refund such Debt Incurred pursuant to clause (l) of this Section 4.11 and any subsequent refinancings or refundings thereof.

         Notwithstanding the foregoing provisions of this Section 4.11, the Company may Incur Debt and may issue Disqualified Capital Stock if, at the time such Senior Debt is Incurred or such Disqualified Capital Stock is issued, (i) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such transaction on a pro forma basis, (ii) immediately after giving effect to the Consolidated Fixed Charges in respect of such Debt being Incurred and the application of the proceeds therefrom to the extent used to reduce Debt, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company for the Reference Period is greater than 2 to 1, and (iii) the Company's Adjusted Consolidated Tangible Assets are equal to or greater than 125% of the total consolidated principal amount of Debt of the Company and its Subsidiaries (excluding, for purposes of this calculation, the negative Net Worth of any Subsidiary of the Company which was formerly designated as an Unrestricted Subsidiary).

         Debt Incurred and Disqualified Capital Stock issued by any Person that is not a Subsidiary of the Company, which Debt or Disqualified Capital Stock is outstanding at the time such Person becomes, or is merged into, or consolidated with, the Company or a Subsidiary of the Company shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes, or is merged into, or consolidated with the Company or a Subsidiary of the Company.

         For the purpose of determining compliance with this covenant, (A) if an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company shall have the right to determine in its sole discretion the category to which such Debt applies and shall not be required to include the amount and type of such Debt in more than one of such categories and may elect to apportion such item of Debt between or among any two or more of such categories otherwise applicable, and (B) the amount of any Debt which does not pay interest in cash or which was issued at a discount to face value shall be deemed to be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

         For purposes of determining any particular amount of Debt Incurred under this Section 4.11, any Debt Incurred by the Company or any Subsidiary of the Company incurred for, or related to, a Person other than another Subsidiary of the Company or the Company, as applicable, shall be deemed to be in an amount equal to the greater of (i) the lesser of (A) the full amount of the Debt of such other Person or (B) the fair market value of the assets and properties of the Company or such Subsidiary of the Company as to which the holder or holders of such Debt are expressly limiting the obligations of the Company or such Subsidiary of the Company, the value of which assets and properties of the Company or such Subsidiary of the Company will be as determined in good faith by the Board of Directors of the Company or such Subsidiary of the Company, as applicable (which determinations shall be evidenced by a Board Resolution of the applicable Person), and (ii) the amount of the Debt of such other Person as has been expressly contractually assumed or guaranteed by the Company or such Subsidiary of the Company.

         Section 4.12 Limitations on Restricting Subsidiary Dividends. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Subsidiary of the Company or pay any obligation to the Company or any of its Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Subsidiaries, except encumbrances and restrictions existing under or by reason of customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary of the Company, any agreement of a Person acquired by the Company or a Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired, customary provisions restricting transfers of property securing purchase money obligations incurred in the ordinary course of business in connection with the acquisition of such property, the Notes, the Series A/B Notes, Debt existing pursuant to a written agreement in effect on the date of the Indenture, or Debt incurred to refinance, refund, extend or renew any of the foregoing Debt, provided such restrictions therein contained are not materially more restrictive than those provided for in the Debt being refinanced, refunded, extended or renewed.

         Section 4.13 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur, or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired unless the Notes are equally and ratably secured by such assets, other than Permitted Liens. For the purpose of determining compliance with this Section 4.13, if a Lien meets the criteria of more than one of the types of Permitted Liens, the Company shall have the right to determine in its sole discretion the category of Permitted Lien to which such Lien applies, may elect to apportion such Lien between or among any two or more categories of Permitted Lien otherwise applicable, and shall not be required to include such Lien in more than one of such categories.

         Section 4.14     Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale, unless (A) an amount equal to the Net Cash Proceeds therefrom is applied as follows: (1) to the mandatory or optional payment or prepayment of all or a portion of the principal amount of and/or accrued interest on Senior Debt, and (2) all Net Cash Proceeds not applied in accordance with clause (A)(1) of this Section 4.14(a) shall be used
(x) to repurchase, ratably, (i) Notes pursuant to an Offer to Purchase under this Section 4.14 and (ii) Series A/B Notes pursuant to an offer to purchase under Section 4.14 of the Series A/B Indenture, (y) to make cash payments in the ordinary course of business and consistent with past practices that are not otherwise prohibited by this Indenture, provided that the aggregate amount so used pursuant to this clause (y) from and after the Issue Date does not exceed $25,000,000 (without duplication of amounts used to acquire any Capital Assets in accordance with clause (z) of this sentence), or (z) with respect to an Asset Sale by the Company or any of its Subsidiaries (aa) that includes proved reserve assets, used for Capital Expenditures in a Related Business within 180 days after the date of such Asset Sale, provided that the Company's most recent Reserve Report indicates that the Company and its Subsidiaries, after giving effect to the Asset Sale and to the addition of proved reserves associated with any assets acquired in connection with such Asset Sale, have proved reserves at least equal to (AA) if such Asset Sale occurs during the fiscal year ending 1998, 450 Bcfe of natural gas as indicated on the most recent Reserve Report for such fiscal year, (BB) if such Asset Sale occurs during the fiscal year ending 1999, 500 Bcfe of natural gas or with an SEC PV10 of at least $600 million as indicated on the most recent Reserve Report for such fiscal year and (CC) if such Asset Sale occurs during the fiscal year ending 2000 or thereafter, 600 Bcfe of natural gas or with an SEC PV10 of at least $700 million as indicated on the most recent Reserve Report for such fiscal year, or (bb) involving assets that do not include proved reserves, used for Capital Expenditures in a Related Business within 180 days after the date of such Asset Sale; and (B) in the case of any Asset Sale or series of related Asset Sales for total proceeds in excess of $5,000,000, at least 85% of the value of the consideration for such Asset Sale consists of cash, Cash Equivalents or Exchange Assets or any combination thereof.

         (b) Notwithstanding the provisions of Section 4.14(a) that limit Asset Sales or restrict the use of Net Cash Proceeds therefrom:

                 (i) the Company or any Subsidiary of the Company may convey, sell, lease, transfer, or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or to a Wholly Owned Subsidiary of the Company;

                 (ii) the Company and its Subsidiaries may engage in Asset Sales in the ordinary course of business;

                 (iii) the Company may engage in Asset Sales pursuant to and in accordance with the provisions of Article V;

                 (iv) the Company and its Subsidiaries may sell, lease, transfer, abandon or otherwise dispose of (a) damaged, worn out, or other obsolete property in the ordinary course of business or (b) other property no longer necessary for the proper conduct of their business;

                 (v) the Company and its Subsidiaries may engage in Asset Sales (a) the Net Cash Proceeds of which are used for payment of cash interest on Senior Debt, the Series A/B Notes, the Notes and/or the TransTexas Intercompany Loan, (b) in connection with the settlement of litigation or the payment of judgments, or (c) the Net Cash Proceeds of which are used in connection with the settlement of litigation or for the payment of judgments; provided, that the aggregate value of the assets transferred pursuant to clauses (b) and (c) of this clause
         (v) from and after the Issue Date does not exceed not exceed
         $25,000,000;

                 (vi) the Company may sell, convey, contribute or otherwise transfer the assets comprising the Related TTXD Business to TTXD;

                 (vii) the Company and its Subsidiaries may convey, sell, transfer or otherwise dispose of Hydrocarbons in the ordinary course of business;

                 (viii) prior to the TTXD Spin-off, the Company may sell, transfer, contribute or otherwise dispose of the Capital Stock of TTXD or the assets comprising the drilling and energy services business and the pipeline services business of the Company, provided, that (a) in the case of a transfer, contribution or other disposition to a company that has a class of equity securities publicly traded on a national securities exchange or on the NNM, at least 50% of the value of the consideration for such Asset Sale consists of cash and up to 50% of the value of the consideration for such Asset Sale may consist of Capital Stock and (b) in the case of a transfer, contribution, or other disposition to a joint venture, partnership, limited liability company or similar entity newly formed for the purpose of this transfer, up to 100% of the value of the consideration for such Asset Sale may consist of Capital Stock or other equity interests in such entity; provided, further, that in the case of either clause (a) or clause (b) of this Section 4.14(b)(viii), the Net Cash Proceeds from such Asset Sale are applied pursuant to Section 4.14(a); and

                 (ix) the Company and its Subsidiaries may engage in Asset Sales not otherwise permitted in clause (i), (ii), (iii), (iv), (v),
         (vi), (vii), or (viii) preceding, provided that the aggregate proceeds from all such Asset Sales do not exceed $5,000,000 in any twelve-month period.

         Unless otherwise required by this Section 4.14(b), the proceeds of any Asset Sale permitted by this Section 4.14(b) may be used by the Company or its Subsidiaries for any one or more purposes not otherwise prohibited by this Indenture.

         (c) For purposes of this Section 4.14, "Net Cash Proceeds" means the aggregate amount of cash received by the Company and its Subsidiaries in respect of an Asset Sale (other than those that constitute a Change of Control and those expressly permitted in clauses (i) through (ix) above), less the sum of (a) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Company) of income, franchise, sales and other applicable taxes to be paid, payable or accrued by the Company or any Subsidiary of the Company (in each case as estimated in good faith by the Company or such Subsidiary without giving effect to tax attributes unrelated to such Asset
Sale) in connection with such Asset Sale and (b) the aggregate amount of cash so received which is used to retire any then existing Debt of the Company or its Subsidiaries (other than the Securities), as the case may be, which is required by the terms of such Debt to be repaid in connection with such Asset Sale.

         The aggregate amount of Net Cash Proceeds (including any cash as and when received from the proceeds of any property which itself was acquired in consideration of an Asset Sale) not timely used for the purposes permitted by
Section 4.14(a) and within the time provided by Section 4.14(a) shall be referred to as the "Accumulated Amount".

         (d) For the purposes of this Section 4.14, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $20,000,000. Not less than 20 Business Days after the Minimum Accumulation Date the Company shall make an irrevocable, unconditional offer (an "Offer to Purchase") to the Holders to purchase, on a pro rata basis, Notes having a principal amount (the "Offer Amount") equal to the Accumulated Amount, at a purchase price (the "Offer Price") equal to 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, and including, the date the Notes tendered are purchased and paid for in accordance with this Section 4.14, which date shall be no later than 25 Business Days after the first date on which the Offer to Purchase is required to be made (the "Purchase Date"). Notice of an Offer to Purchase shall be sent, at least 20 Business Days prior to the close of business on the Final Put Date (as defined below), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Offer to Purchase. The notice, which shall govern the terms of the Section 4.14 Offer, shall state:

                 (1) that the Offer to Purchase is being made pursuant to such notice and this Section 4.14;

                 (2) the Offer Amount, the Offer Price (including the amount of accrued and unpaid interest), the Final Put Date, and the Purchase Date, which Purchase Date shall be on or prior to forty Business Days following the Minimum Accumulation Date;

                 (3) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                 (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent in accordance with the last paragraph of this Section 4.14(d) or such payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

                 (5) that Holders electing to have a Note, or portion thereof, purchased pursuant to an Offer to Purchase will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of any of them) at the address specified in the notice prior to the close of business on the third Business Day prior to the Purchase Date (the "Final Put Date");

                 (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the close of business on the Final Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature that such Holder is withdrawing his election to have such principal amount of Notes purchased;

                 (7) that if Notes in a principal amount in excess of the principal amount of Notes to be acquired pursuant to the Offer to Purchase are tendered and not withdrawn, the Company shall purchase Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                 (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                 (9) the circumstances and relevant facts regarding such Asset Sales.

         Any such Offer to Purchase shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         On or before a Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Offer to Purchase on or prior to the close of business on the Final Put Date (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Offer Price for all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Offer Price for such Notes, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

         (e) If the amount required to acquire all Notes tendered by Holders pursuant to the Offer to Purchase (the "Acceptance Amount") shall be less than the Offer Amount, the excess of the Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Offer to Purchase made in accordance with the terms of this Section 4.14, the Accumulated Amount as of the Minimum Accumulation Date shall be reduced to zero and accumulations thereof shall be deemed to recommence from the day next following such Minimum Accumulation Date.

         Section 4.15 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Indenture or in any of the documents securing the payment of the Securities or otherwise relating thereto, in no event shall this Indenture or such documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the Securities or in any of the documents securing the payment thereof or otherwise relating thereto, or in any communication by the Holders or any other person to the Company or any other person, or in the event all or part of the principal or interest on the Notes shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be deemed an accidental and bona fide error and canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been paid or received notwithstanding this paragraph shall be credited against the then unpaid principal balance on the Notes or refunded to the Company, at the Holders' option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Notes, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document, security instrument, and communication relating to this Indenture and the Securities.

         Section 4.16 Limitation on Ranking of Future Debt. The Company shall not, directly or indirectly, incur, create, or suffer to exist any Debt which is contractually subordinate or junior in right of payment (to any extent) to any Debt of the Company and which is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinated and junior in right of payment to, the Notes.

         Section 4.17 Restriction on Sale and Issuance of Subsidiary Stock. The Company shall not sell, and shall not permit any of its Subsidiaries to, issue or sell, any shares of Capital Stock of any Subsidiary of the Company to any Person other than the Company or a Wholly Owned Subsidiary of the Company unless an amount equal to the net proceeds of such sale is used by the Company within 180 days after the date of such sale for one or more of the purposes specified in Section 4.14(a).

         Section 4.18 Limitations on Line of Business. Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business and such other business activities as are reasonably related thereto.

         Section 4.19     Separate Existence and Formalities.    The Company
hereby covenants and agrees that:

         (a) it will maintain procedures designed to prevent commingling of the Company's funds and its Subsidiaries' funds with those of TransAmerican, other than pursuant to the Services Agreement;

         (b) all actions taken by the Company and its Subsidiaries will be taken pursuant to authority granted by the Board of Directors of the Company and its Subsidiaries, to the extent required by law or the Company's and its Subsidiaries' Certificate of Incorporation or By-laws;

         (c) the Company and its Subsidiaries will maintain records and books of account separate from those of TransAmerican in accordance with generally accepted accounting principles;

         (d) the Company and its Subsidiaries will maintain correct minutes of the meetings and other corporate proceedings of the owners of its capital stock and the Board of Directors and otherwise comply with requisite corporate formalities required by law;

         (e) the Company and its Subsidiaries will not knowingly or negligently mislead any other Person as to the identity or authority of the Company and its Subsidiaries;

         (f) it will maintain procedures designed to assure that all written communications of the Company and its Subsidiaries, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will appropriately identify the entity on whose behalf such communication is made; and

         (g) the Company and its Subsidiaries will provide for all of its operating expenses and liabilities from its own separate funds.

         Section 4.20 Rating. Within 60 days after the Issue Date, the Company shall apply for a rating for the Securities by S&P and Moody's.

         Section 4.21 TTXD Spinoff. If the TTXD Spinoff is effected through a pro rata distribution or dividend to stockholders of the Company or if the Company completes an Asset Sale described in Section 4.14(b)(viii) in which less than 50% of the value of the consideration received consists of cash, then

         (a) from the date of such distribution or dividend or Asset Sale, in addition to the interest set forth in paragraph 1 of the Notes, interest shall accrue on the outstanding Notes and the additional Notes issued pursuant to paragraph (b) of this Section 4.21 at the rate of 3/8% per annum, which additional interest shall be payable by the Company to the Holders of such Notes at the times, in the manner, and subject to the same terms and conditions as set forth herein, as nearly as may be, as though the interest rate provided in paragraph 1 of the Notes had been increased by 3/8% per annum from the date of such distribution or dividend or Asset Sale; and

         (b) promptly following such distribution or dividend or Asset Sale, the Company shall issue to each Holder of record on the date of such distribution or dividend or Asset Sale additional Notes bearing interest from the date of such distribution or dividend or Asset Sale, in principal amount equal to 1 1/2% of the aggregate principal amount of the Notes then held by such Holder; provided that, additional Notes will be issued only in integral multiples of $1,000 and any Holder entitled to receive additional Notes in a principal amount other than an integral multiple of $1,000 will receive a payment in cash in lieu of such fractional amount.

                                   ARTICLE V

                             SUCCESSOR CORPORATION

         Section 5.1      When the Company May Merge, Etc.

         (a) The Company shall not consolidate with or merge with or into any other Person, or, directly or indirectly, sell, lease, assign, transfer or convey all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Persons acting in concert, whether in a single transaction or through a series of related transactions, unless:

                 (1) either (a) the Company shall be the continuing Person, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred as an entirety or substantially as an entirety (the Company or such other Person being hereinafter referred to as the "Surviving Person") shall be a corporation or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee on or prior to the consummation of such transaction, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                 (2) on a pro forma consolidated basis, immediately after giving effect to such transaction and the assumption of the obligations contemplated by clause (1), above, and the incurrence or anticipated incurrence of any Debt or Disqualified Capital Stock to be incurred or issued in connection therewith, (x) the Net Worth of the Surviving Person is at least equal to the Net Worth of the Company and its Subsidiaries immediately prior to such transaction, and (y) the Surviving Person could incur $1.00 of additional Debt pursuant to the second paragraph of Section 4.11;

                 (3) immediately before and on a pro forma basis immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1), above, and the incurrence or issuance or anticipated incurrence or issuance of any Debt to be incurred or Disqualified Capital Stock to be issued in connection therewith, no Default or Event of Default shall exist or shall occur;

                 (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, assignment, or transfer and such supplemental indenture comply with this Article V and that all conditions precedent herein provided relating to such transaction have been satisfied; and

                 (5) at the time or within 45 days after such transaction, the Notes have not been or are not downgraded by S&P, Moody's or any successor rating agencies to either entity to a rating below that which existed immediately prior to the time such transaction is publicly announced.

         Notwithstanding the foregoing, any Subsidiary with a net worth (net worth being the sum of the par or stated value of capital stock outstanding of such Subsidiary, additional paid-in capital and retained earnings (or minus accumulated deficit) of such Subsidiary, determined in accordance with generally accepted accounting principles, except that there shall be excluded any amounts attributable to Disqualified Capital Stock of such Subsidiary) greater than zero, may merge into the Company (or a Wholly Owned Subsidiary of the Company) at any time, provided the Company shall have delivered to the Trustee an Officers' Certificate stating that such Subsidiary has a net worth greater than zero and such merger does not result in a Default or an Event of Default hereunder.

         (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         Section 5.2 Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.1, the Surviving Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein. When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations.


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

         Section 6.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest upon any Security as and when the same becomes due and payable, and the continuance of such default for a period of 30 days;

         (b) default in the payment of all or any part of the principal of (or premium, if any, applicable to), the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration, or otherwise, including default in the payment of the Change of Control Purchase Price in accordance with Article XI or the Offer Price in accordance with Section 4.14;

         (c) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company contained in the Securities or this Indenture (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this
Section 6.1), and continuance of such default or breach for the period and after the notice, if any, specified below;

         (d) a default which extends beyond any stated period of grace applicable thereto, including any extension thereof, under any mortgage, indenture or instrument under which there is outstanding any Debt of the Company or any of its Subsidiaries aggregating in excess of $20,000,000 if either (a) such default results from the failure to pay principal of, premium, if any, or interest on any such Debt when due and continuance of such default beyond any applicable cure, forbearance or notice period, provided that a waiver by the lenders of such Debt of such default shall constitute a waiver hereunder for the same period, or (b) as a result of such default, the maturity of such Debt has been accelerated prior to its scheduled maturity, and such default and acceleration continues without having been rescinded or annulled for a period of 10 days;

         (e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Subsidiaries as bankrupt or insolvent, or ordering relief against the Company or any of its Subsidiaries in response to the commencement of an involuntary bankruptcy case, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any of its Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

         (f) the Company or any of its Subsidiaries shall institute voluntary bankruptcy proceedings, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

         (g) final judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any Subsidiary, which, in the aggregate, equal or exceed $25,000,000 at any one time shall be entered against the Company or any of its Subsidiaries by a court of competent jurisdiction and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein);

         (h) Independent Directors not constituting a majority of the Board of Directors of the Company for a period of 90 days in the aggregate in any twelve-month period; or

         (i) there having occurred any amendment to the Certificate of Incorporation or Bylaws of the Obligor that pertains to the directors thereof and would have an adverse effect on the Securityholders or any other amendment that would materially adversely affect the interests of the Securityholders and, in the case of any such other amendment, the failure to correct such other amendment continues for a period of 90 days after written notice is given to the Obligor by the Trustee or to the Obligor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding.

         A Default under clause (c) above (other than in the case of any Defaults under Sections 4.3, 4.11, 4.14 or 5.1, which Defaults shall be Events of Default without the notice specified in this paragraph or Section 4.7(c) and upon the passage of 10 days) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding.

         In the case of any Event of Default pursuant to the provisions of this
Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary with the intention of avoiding the period of time the Securities are not optionally redeemable or the payment of the premium which the Company would have to pay if the Company then had elected to redeem the Securities pursuant to Paragraph 5 of the Securities, an equivalent premium (or, in the case of an Event of Default prior to the time optional redemptions are permitted, to the extent permitted by law, a premium equal to the stated interest rate of the Securities multiplied by the quotient of (i) the number of full years left to maturity plus one, divided by
(ii) seven) shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities to the contrary notwithstanding.

         Section 6.2 Acceleration of Maturity Date; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 6.1(e) or (f) relating to the Company or its Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(e) or (f) relating to the Company or its Subsidiaries occurs, all principal and accrued interest on the Securities shall be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

         At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, any such declaration of acceleration if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                 (1)      all overdue interest on all Securities,

                 (2) the principal of (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                 (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                 (4) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

         (b) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

         Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each of the outstanding Securities, unless all such affected Holders agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts within 10 days of such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         The Trustee shall also be authorized to take whatever additional action at law or in equity may appear to be necessary or desirable to collect the monies necessary to pay the principal, premium (if any) and interest on the Securities.

         Section 6.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

         (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any debtor-in-possession or Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.5 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         Section 6.6 Priorities. Subject to the provisions of Article XII, any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

         SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest respectively; and

         THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

         Section 6.7 Limitation on Suits. No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         Section 6.8 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the Maturity Dates of such payments as expressed in such Security and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

         Section 6.9 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employ-





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
ment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 6.10 Delay or Omission Not a Waiver. No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


         Section 6.11 Control by Holders. The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that such direction shall not be in conflict with any rule of law or with this Indenture,

         (a) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or that such action may involve the Trustee in personal liability, and

         (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 6.12 Waiver of Past Default. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, prior to the declaration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

         (a) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (a) and (b) of Section 6.1, or

         (b)     in respect of a covenant or provision hereof which, under
Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         Section 6.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

         Section 6.14 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE VII

                                    TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         Section 7.1      Duties of Trustee.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)     Except during the continuance of a Default or an Event of
Default:

                 (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine regardless of whether they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own gross negligence (whether by action, omission, or failure to act), or its own willful misconduct, except that:

                 (3)      This paragraph does not limit the effect of paragraph
                          (b) of this Section 7.1.

                 (4) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

                 (5) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2 or Section 6.11.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

         (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         Section 7.2      Rights of Trustee.  Subject to Section 7.1:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (g) Whenever by the terms of this Indenture, the Trustee shall be required to transmit notices or reports to any or all Holders, the Trustee shall be entitled to rely on the information provided by the Registrar as to the names and addresses of the Holders as being correct. If the Registrar is other than the Trustee, the Trustee shall not be responsible for the accuracy of such information.

         Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for (i) the use or application of any funds received by a Paying Agent other than the Trustee or (ii) any statement in the Securities, other than the Trustee's certificate of authentication.

         The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Obligors hereunder or in any Security Documents, except as specifically set forth herein or therein.

         Section 7.5 Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee pursuant to
Section 4.7(c), the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any,) of, or interest on, any Security (including all payments due on any Maturity Date), the Trustee may withhold the notice if and so long as the Board of Directors and/or responsible officers of the Trustee in good faith determine that withholding the notice is in the interest of the Holders.

         Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Security Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

         Section 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services (in whatever capacity rendered) in accordance with the Trustee's fee schedule, as may be amended from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to, compensation, disbursements and expenses of the Trustees' agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest as reasonably determined by the Trustee between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal (and premium, if any,) or interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII and any rejection or termination of this Indenture under any Bankruptcy Law.

         Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged bankrupt or insolvent;

                 (3) a Custodian or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

         Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (a)(2) and
(a)(5).  The Trustee shall comply with TIA Section  310(b).

         Section 7.11 Preferential Collection of Claims against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         Section 7.12 No Bond. The Trustee shall not be required to give any bond or surety in respect to the execution of its trusts, powers, rights and duties under this Indenture or otherwise in respect of the premises.

         Section 7.13 Condition to Action. Notwithstanding anything elsewhere in this Indenture to the contrary, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Securities or any other action within the purview of this Indenture, any showings, certificates, opinions, or other information, or corporate action or evidence thereof in addition to that by the terms hereof required, as a condition of such action by the Trustee if reasonably deemed desirable by the Trustee for the purpose of establishing the right to the authentication of any Securities or the taking of any other action by the Trustee.

         Section 7.14 Investment. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it at the direction of the Company.


                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

         Section 8.1 Satisfaction, Discharge of the Indenture and Defeasance of the Securities. The Company shall be deemed to have paid and discharged the entire Debt on the Securities and the provisions of this Indenture shall cease to be of further effect (subject to Sections 8.3 and 8.7), if:

         (a) The Company irrevocably deposits in trust for the benefit of the Holders of the Securities with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof which, after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, through the payment of principal and interest will provide, not later than one day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and each installment of principal and interest on the Securities then outstanding, on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities, and the Company specifies whether the Securities are being defeased to maturity or to a particular redemption date;

         (b) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

         (c) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such other greater period of time in which any such deposit of trust funds may remain subject to set aside or avoidance bankruptcy or insolvency laws, e.g., one year after any such deposit) after the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;

         (d) The deposit, defeasance and discharge will not be deemed, or result in, a Federal income taxable event to the Holders of the Securities and the Holders will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

         (e) The deposit shall not result in the Company, the Trustee or the trust being subject to regulation under the Investment Company Act of 1940;

         (f) After the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to set aside or avoidance under Bankruptcy Laws insofar as those laws apply to the Company) following the irrevocable deposit of the trust funds, such funds will not be subject to any Bankruptcy Laws affecting creditors' rights generally;

         (g) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in-house counsel to the Company), each in form and substance satisfactory to the Trustee, stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.1 have been complied with; and

         (h) In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

         In the event that the Company takes the necessary action to comply with the provisions described in this Section 8.1 and the Securities are declared due and payable because of the occurrence of an Event of Default within the time period specified in Section 8.1(c), or at any time under
Section 8.3, the Company will remain liable for all amounts due on the Securities at the time of acceleration resulting from such Event of Default in excess of the amount of U.S. Legal Tender and U.S. Government Obligations deposited with the Trustee pursuant to this Section 8.1 at the time of such acceleration.

         Section 8.2 Termination of Obligations Upon Cancellation of the Securities. In addition to the Company's rights under Section 8.1, the Company may terminate all of its obligations under this Indenture (subject to Sections
8.3 and 8.7) when:

         (a) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation;

         (b) the Company has paid or caused to be paid all sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

         Section 8.3 Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.1 or 8.2, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 2.12, Article III,
4.1, 4.2, 4.4, 6.8, 7.7, 7.8, 8.5, 8.6, 8.7 and this Section 8.3 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.8, 7.7, 7.8, 8.5, 8.6, 8.7 and this Section 8.3 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

         Section 8.4 Acknowledgment of Discharge by Trustee. After (i) the conditions of Section 8.1 or 8.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and
(iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of each of the Obligor's obligations under this Indenture except for those surviving obligations specified in Section 8.3.

         Section 8.5 Application of Trust Assets. The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon, through the Paying Agent (other than the Company or any Subsidiary of the Company), in accordance with this Indenture and the terms of the irrevocable trust agreement, to the payment of principal of and interest on the Securities.

         Section 8.6 Repayment to the Company. Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

         The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.1, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another Person.

         Section 8.7 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligors' obligations under this Indenture, the Security Documents and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.1 or 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2; provided, however, that if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (a) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (a) shall not adversely affect the interests of any Holder in any material respect;

         (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder in any material respect;

         (c)     to secure the Securities pursuant to the requirements of
Section 4.13;

         (d) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

         (e)     to comply with the TIA; or

         (f)     to provide for the issuance of the Series D Notes.

         Section 9.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders. Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority in principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

         (a) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

         (b) reduce the rate or extend the time for payment of interest on any Security;

         (c) reduce the principal amount of any Security or reduce the Change of Control Purchase Price, the Offer Price, or the Redemption Price;

         (d) change the Stated Maturity, the Change of Control Payment Date, or the Purchase Date of any Security;

         (e) alter the redemption provisions of Article III or of paragraph 5 of the Notes in a manner adverse to any Holder in any material respect;

         (f)     reduce the relative ranking of the Notes;

         (g) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities (except to increase any required percentage or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holders of each outstanding Security affected thereby) or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security;

         (h) make any changes in Section 6.4, 6.7 or this third sentence of this Section 9.2; or

         (i) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof.

         Notwithstanding the foregoing, (i) the consent of at least 66-2/3% of the aggregate principal amount of Notes then outstanding shall be required to approve any amendment, supplement or waiver, including a waiver pursuant to
Section 6.12, that makes any changes in the terms or provisions of Section 4.14 (other than the Offer Price) and (ii) the consent of at least 90% of the aggregate principal amount of the Notes then outstanding shall be required to approve any amendment, supplement or waiver, including a waiver pursuant to
Section 6.12, that makes any changes in Article XI.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

         Section 9.3 Compliance with TIA. Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

         Section 9.4 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, regardless of whether such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

         Section 9.5 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

         Section 9.6 Trustee to Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX, provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee at the expense of the Company shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


                                   ARTICLE X

                          MEETINGS OF SECURITYHOLDERS

         Section 10.1 Purposes for Which Meetings May Be Called. A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

         (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VI;

         (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

         (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.2; or

         (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

         Section 10.2 Manner of Calling Meetings. The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 10.1, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Securityholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

         Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         Section 10.3 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in the City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in the City of New York, State of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

         Section 10.4 Who May Attend and Vote at Meetings. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a registered Holder of one or more Securities, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 10.5 Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those Persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting regardless of whether they shall be such Holders at the time of the meeting.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.3, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

         At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         Section 10.6 Voting at the Meeting and Record to Be Kept. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in
Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 10.7 Exercise of Rights of Trustee or Securityholders May Not Be Hindered or Delayed by Call of Meeting. Nothing contained in this
Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.


                                   ARTICLE XI

                          RIGHT TO REQUIRE REPURCHASE

         Section 11.1 Repurchase of Securities at Option of the Holder Upon Change of Control

         (a) In the event that a Change of Control occurs, each Holder of Securities shall have the right, at such Holder's option, upon the terms and conditions of this Article XI, to require the Company to repurchase all or any part of such Holder's Notes on a date that is no later than 60 Business Days after the occurrence of a Change of Control (the date on which the repurchase is effected being referred to herein as the "Change of Control Payment Date"), at a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to and including the Change of Control Payment Date.

         (b) Within 20 Business Days after the Company knows, or reasonably should know, of the occurrence of a Change of Control, the Company shall make an irrevocable unconditional offer (a "Change of Control Offer") to the Holders to purchase for U.S. Legal Tender all of the Securities pursuant to the offer described in clause (c) of this Section 11.1 at the Change of Control Purchase Price. Within five Business Days after each date upon which the Company knows, or reasonably should know, of the occurrence of a Change of Control requiring the Company to make a Change of Control Offer pursuant to this Section 11.1, the Company shall so notify the Trustee.

         (c) Notice of a Change of Control Offer shall be sent, at least 20 Business Days prior to the Final Change of Control Put Date (as defined below), by first class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all instructions and materials required by applicable law and shall contain or make available to Holders other information material to such Holders' decision to tender Securities pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Offer, shall state:

                 (1) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Notes, or portions thereof, tendered will be accepted for payment;

                 (2) the Change of Control Purchase Price, the Change of Control Payment Date and the Final Change of Control Put Date (as defined below);

                 (3) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, if interest is then accruing;

                 (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent in accordance with the last paragraph of this clause (c), or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (5) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect

         Purchase or Exchange" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (the "Final Change of Control Put Date");

                 (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the close of business on the Final Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                 (7) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                 (8) a brief description of the events resulting in such Change of Control.

         On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the Final Change of Control Put Date, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) of all Securities so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (including accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, rules and regulations, including those regulating tender offers, if applicable, and, if such laws, rules or regulations require or prohibit any action inconsistent with the foregoing, compliance by the Company with such laws, rules and regulations will not constitute a breach of the Company's obligations with respect to the foregoing.

                                  ARTICLE XII

                          SUBORDINATION; EQUAL RANKING

         Section 12.1     Securities Subordinate to Senior Debt.

         The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article VIII), the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

         Section 12.2     Payment Over of Proceeds Upon Dissolution, Etc.

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior

Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provisions shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment") on account of principal of (or premium, if any) or interest on the Securities or on account of any purchase or other acquisition of Securities by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, a "Securities Payment"), and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment of the Senior Debt, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any Securities Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over or delivered forthwith to the Trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment, or of any other corporation provided for by such plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article V shall not be deemed a Proceeding for the purposes of this Section if the person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article V.

         Section 12.3     No Payment When Senior Debt in Default.

         In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on Senior Debt when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

         In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from a trustee or agent on behalf of the holders of such Senior Debt, no Securities Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Debt shall have been rescinded or annulled or the Senior Debt to which such Senior Nonmonetary Default relates shall have been discharged or (ii) the 179th day after the date of such receipt of such written notice; provided, however, that no more than one Payment Blockage Period may be commenced with respect to the Securities during any 360-day period and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Senior Payment Default or Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Senior Debt or their representatives unless such Senior Payment Default or Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Senior Debt is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

         In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any Securities Payment with respect to which Section 12.2 would be applicable.

         Section 12.4     Payment Permitted If No Default.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in this Section 12.2 or under the conditions described in Section 12.3, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Securities Payment would have been prohibited by the provisions of this Article.

         Section 12.5     Subrogation to Rights of Holders of Senior Debt.

         Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full.
For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         Section 12.6     Provisions Solely to Define Relative Rights.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company) to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such holder.

         Section 12.7     Trustee to Effectuate Subordination.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         Section 12.8     No Waiver of Subordination Provisions.

         No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 12.9     Notice to Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article VII, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two (2) Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two (2) Business Days prior to such date.

         Subject to the provisions of Article VII, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such Person to receive such payment.

         Section 12.10 Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article VII, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 12.11    Trustee Not Fiduciary for Holders of Senior Debt.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

         Section 12.12 Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

         Section 12.13    Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 12.14    Defeasance of this Article XII.

         The subordination of the Securities provided by this Article XII is expressly made subject to the provisions for defeasance or covenant defeasance in Article VIII hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article XII.

         Section 12.15    Pari Passu with Series A/B Notes.

         The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that (subject to the provisions of Article VIII) the Securities are and shall be in right of payment pari passu with the Series A/B Notes.


                                  ARTICLE XIII

                            [INTENTIONALLY OMITTED]


                                  ARTICLE XIV

                                 MISCELLANEOUS

         Section 14.1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

         Section 14.2 Notices. Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

         TransTexas Gas Corporation
         1300 North Sam Houston Parkway East
         Suite 310
         Houston, Texas  77032
         Attention:  Ed Donahue

         if to the Trustee:

         Bank One, NA
         Attention:  Corporate Trust Department
         100 East Broad Street
         8th Floor
         Columbus, Ohio  43271-0181

         The Company or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, regardless of whether the addressee receives it.

         Section 14.3 Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         Section 14.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 14.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to regardless of whether such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         Section 14.6 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         Section 14.7 Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 14.8 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         Section 14.9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 14.10 No Recourse against Others. A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Obligor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

         Section 14.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 14.12 Duplicate Originals. All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         Section 14.13 Severability. In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 14.14 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                TRANSTEXAS GAS CORPORATION

                                By:  /s/ ED DONAHUE
                                   ---------------------------------------------
                                         Name:  Ed Donahue
                                         Title:   Vice President




                                BANK ONE, NA,
                                as Trustee


                                By:  /s/ JEFFERY L. EUBANK
                                   ---------------------------------------------
                                         Name:  Jeffery L. Eubank
                                         Title:  Authorized Signatory

                                    EXHIBITS

         Exhibit A - Form of Note

                                                                       Exhibit A

                                 [FORM OF NOTE]

                           TRANSTEXAS GAS CORPORATION


         [IF SERIES C NOTES, THEN INSERT --

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT MAY BE AVAILABLE TO PERMIT SALE OR TRANSFER OF THIS SECURITY TO QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A) WITHOUT REGISTRATION.

         EACH HOLDER OF THIS SECURITY REPRESENTS TO THE COMPANY THAT (A) SUCH HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY (WITHOUT CONSENT OF THE COMPANY) PRIOR TO ONE YEAR FROM THE LATER OF JUNE ___, 1997, OR THE DATE ON WHICH THIS SECURITY WAS LAST HELD BY AN AFFILIATE OF THE COMPANY OTHER THAN (I) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A,
(II) TO A NON-U.S. PERSON IN A TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (III) IN A TRANSACTION COMPLYING WITH RULE 144 UNDER THE SECURITIES ACT OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IT BEING UNDERSTOOD THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY SECURITIES, THE COMPANY OR THE TRUSTEE MAY IN CIRCUMSTANCES EITHER OF THEM BELIEVES APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION) AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

 [IF SERIES C NOTES, THEN INSERT -- 13 3/4% SERIES C SENIOR SUBORDINATED NOTE
                                   DUE 2001]

 [IF SERIES D NOTES, THEN INSERT -- 13 3/4% SERIES D SENIOR SUBORDINATED NOTE
                                   DUE 2001]

No.  _________________
$__________________

                                                    CUSIP Number _______________

                 TransTexas Gas Corporation, a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ________________ Dollars, on December 31, 2001.

                 Interest Payment Dates:     June 30 and December 31,
commencing December 31, 1997.

                 Record Dates:  June 15 and December 15

                 Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:
                                     TRANSTEXAS GAS CORPORATION


                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------


Attest:

---------------------------------
Secretary

[Seal]

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                 This is one of the Securities described in the within-mentioned Indenture.

                                     Bank One, NA,
                                     as Trustee

                                     By:
                                        --------------------------------------
                                             Authorized Signatory

Dated:
      ---------------------------

                           TRANSTEXAS GAS CORPORATION

[IF SERIES C NOTES, THEN INSERT 13 3/4% SERIES C SENIOR SUBORDINATED NOTE DUE 2001]

[IF SERIES D NOTES, THEN INSERT 13 3/4% SERIES D SENIOR SUBORDINATED NOTE DUE 2001]


1.       Interest.

         TransTexas Gas Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at a rate of 13 3/4% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 13 3/4% per annum compounded semi- annually.

         The Company will pay interest semi-annually on June 30 and December 31 of each year (each, an "Interest Payment Date"), commencing December 31, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 30, 1997. Interest on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company shall deliver any such interest payment to the Paying Agent who shall remit such payment to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

         Initially, Bank One, NA (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or an Affiliate of any of them may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4        Indenture.

         The Company issued the Securities under an Indenture, dated as of ___________ ___, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior subordinated obligations of the Company limited in principal amount to $_______________ plus amounts sufficient to pay interest on outstanding Securities.

5.       Optional Redemption.

         The Securities are not redeemable prior to June 30, 2000, except that, prior to June 30, 1999, the Company may redeem, at its option, up to $35 million of the principal amount of the Securities at a price equal to 113.250% of the principal amount thereof at the date of redemption, plus accrued and unpaid interest, if any, to the date of redemption, with net proceeds of any Public Equity Offering.

         The Securities may be redeemed in whole or from time to time in part at any time on and after June 30, 2000, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest, if any, to the Redemption Date.


================================================================================
  If redeemed during the period:                             Redemption Price
--------------------------------------------------------------------------------
  On or after June 30, 2000, but before June 30, 2001        106.00%
--------------------------------------------------------------------------------
  On or after June 30, 2001                                  100.00%
================================================================================

         Any such redemptions will comply with Article III of the Indenture.

6.       Notice of Redemption.

         Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed from time to time in part.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price and any accrued and unpaid interest, if any, to the Redemption Date.

7.       Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, initially in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.       Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. Thereafter, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.

         If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

11.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency (provided such amendment or supplement does not adversely affect the rights of any Holder of a Security).

12.      Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, Incur additional Debt or issue Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Related Persons, incur Liens, sell assets, change the nature of its business, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must deliver a quarterly report to the Trustee on compliance with such limitations.

13.      Change of Control.

         In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Company to purchase on the Change of Control Payment Date in the manner specified in the Indenture, all or any part of such Holder's Securities at a Change of Control Purchase Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Payment Date.

14.      Successors.

         When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

15.      Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest, including a Default at any Maturity Date), if it determines that withholding notice is in their interest.

16.      No Recourse Against Others.

         No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

17.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

18.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

19.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

20.      Ranking

         As provided in the Indenture, the Securities shall be (a) subordinated in right of payment to the prior payment in full of all Senior Debt and (b) pari passu in right of payment with the Series A/B Notes, and the Company may not incur any Debt that is senior to the Securities and contractually subordinated in right of payment to any Debt.

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this security to



                 ---------------------------------------------------------------
                 (Insert  assignee's soc. sec. or tax I.D. no.)



                 ---------------------------------------------------------------



                 ---------------------------------------------------------------



                 ---------------------------------------------------------------



                 ---------------------------------------------------------------
                 (Print or type assignee's name, address and zip code)


and irrevocably appoint ____________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                       Your Signature:
     --------------------                  -------------------------------------
                                           (Sign exactly as your name appears
                                            on the other side of this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Section 11.1 of the Indenture, check the appropriate box:

                       [ ] Section 4.14  [ ] Section 11.1

                 If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Section 11.1 of the Indenture, as the case may be, state the principal amount you want to be purchased or exchanged: $
                          -------------


Date:                     Signature:
       ----------------              -----------------------------------------
                                    (Sign exactly as your name appears on the
                                          other side of this Security)


Your Social Security or Tax Identification Number:
                                                   -----------------------------
Signature Guarantee:
                      -----------------------------------